Exhibit 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION

PRODUCT SUPPLY AGREEMENT

BETWEEN

BOC AMERICAS (PGS), INC.

AND

SUNOCO, INC. (R&M)

DATED AS OF SEPTEMBER 20, 2004

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF APPENDIXES AND SCHEDULES

Appendix A	Definitions
Appendix B	Dispute Resolution Procedures
Appendix C	Confidentiality Provisions
Appendix C-I	Confidential Provisions Of The Product Supply Agreement

Schedule 2.2	Protocol for Renewal Terms
Schedule 2.3	Site Preparation Plan
Schedule 4.1.1	Feedstock and Utilities Quantities
Schedule 4.1.2	Feedstock and Utilities Specifications
Schedule 4.3.1	Phase I Excess ROG Supply
Schedule 4.3.3	Supplemental ROG
Schedule 4.3.4	Credit for Supply or Delivery of Utilities and Third Party Utilities
Schedule 4.6	Natural Gas Purchasing and Pricing Methodology
Schedule 5.9.3	Unit Charge for Additional Hydrogen Volume
Schedule 5.11.1	Hydrogen Specifications
Schedule 5.12	BOC Plant Site
Schedule 5.15	Forecasts and Nominating Procedures for Hydrogen
Schedule 6.3	Steam Specifications
Schedule 6.4	Steam Charge
Schedule 8.3	Billing Methodology/Calculations
Schedule 9.1	Nomination Bonus Payment and Nominated Liquidated Damage Payment Example
Schedule 9.3.1	Trip Penalty/Incentive Payments
Schedule 18.3.4	Estimate of Site Preparation Costs
Schedule 20.13.1	Sunoco Facility Management Systems

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRODUCT SUPPLY AGREEMENT

THIS PRODUCT SUPPLY AGREEMENT (this “Agreement”) is entered into as of September 20, 2004 (the “Effective Date”), between BOC Americas (PGS), Inc., a Delaware corporation (“BOC”) and Sunoco, Inc. (R&M), a Pennsylvania corporation (“Sunoco”).

BACKGROUND:

A. Sunoco owns and operates a refinery located in Toledo, Ohio (the “Sunoco Refinery”), that uses steam and hydrogen in connection with various processes conducted at the Sunoco Refinery.

B. BOC intends to construct, own and operate, on a parcel of land located on the perimeter of the Sunoco Refinery, a steam methane reformer plant and purification units to produce Hydrogen and Steam (the “BOC Facility”). The construction of the BOC Facility shall be pursuant to and in accordance with a Construction Agreement (the “Construction Agreement”) and Ground Lease Agreement (the “Lease Agreement”), each between BOC and Sunoco and each dated of even date herewith. Pursuant to the Construction Agreement and Lease Agreement, Sunoco has agreed to lease certain land on the perimeter of the Sunoco Refinery to BOC for the construction and operation of the BOC Facility, and grant an easement in land for use in connection with the BOC Facility, and BOC shall construct the BOC Facility on the leased land.

C. After the construction of the BOC Facility, pursuant to the terms of this Agreement, (i) Sunoco shall provide, and BOC shall utilize, Feedstock and Utilities at such times and in such volumes as provided in this Agreement and (ii) BOC shall sell and deliver, and Sunoco shall purchase and accept, Hydrogen and Steam generated by the BOC Facility at such times and in such volumes as provided in this Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.1 Definitions and Exhibits. Unless otherwise defined, initially capitalized terms used in this Agreement, including the recitals, Appendixes, Schedules, and Exhibits hereto, shall have the meanings ascribed to them in Appendix A. The Parties hereto agree that the provisions set forth in any Appendix, Schedule or Exhibit attached hereto are hereby incorporated by reference in this Agreement as if fully set forth herein. In the event there is a conflict or inconsistency between any Appendix, Schedule or Exhibit and this Agreement, the provisions of this Agreement shall control.

Section 1.2 Interpretation. Each reference herein to a particular Person shall include a reference to such Person’s successors and permitted assigns. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms. A reference to any law, rule, regulation or statute includes any amendment or modification thereto. The words “herein” “hereof,” “hereunder,” “hereto,” and words of like import shall refer to this Agreement as a whole and not any particular article, section or subdivision of this Agreement. A reference to an Article, Section, Appendix, Exhibit or Schedule is a reference to the Article, Section, Appendix, Exhibit or Schedule of this Agreement unless otherwise indicated. In this Agreement, the singular includes the plural and the plural includes the singular, and the words “including,” “include” and “includes” shall be deemed to be followed by the words “without limitation.”

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ARTICLE 2

TERM

Section 2.1 Term of Agreement. This Agreement shall be effective on the Effective Date and shall continue in effect for an initial term ending on the last day of the third (3rd) month following the fifteenth (15th) anniversary of the Commercial Operations Date (the “Initial Term”).

Section 2.2 Renewal Option. The Parties shall have the option to extend the Initial Term for a Term Extension Period, provided that the Parties have mutually agreed to negotiate to extend the Initial Term [****] months prior to the expiration of the Initial Term. If the Parties do not mutually agree to negotiate to extend the Initial Term [****] months prior to the expiration of the Initial Term, this Agreement automatically shall terminate upon the expiration of the Initial Term. If, within such period, the Parties agree to negotiate to extend the Initial Term, then, during the first [****] months of such [****]-month period, which [****] months may be extended by mutual agreement of the Parties (such [****] period including any extension thereof, the “Extension Negotiation Period”), the Parties shall agree on the term of the Term Extension Period and the specific terms and conditions to be applicable during that Term Extension Period. The protocol for establishing certain terms applicable to such Term Extension Period including, but not limited to, any additional repairs or improvements to be made to the BOC Facility, shall be as set forth in Schedule 2.2. If the Parties have not agreed to a Term Extension Period and the terms and conditions applicable thereto within the Extension Negotiation Period, this Agreement shall automatically terminate upon the expiration of the Initial Term.

Section 2.3 Delay in Commercial Operations Date.

2.3.1. Delay in Commercial Operations. Hydrogen shall be available for supply to Sunoco from the BOC Facility at substantially the quantities and specifications set forth in this Agreement on February 1, 2006, as such date may be extended by any Force Majeure Event and delays caused by Sunoco’s failure to (a) prepare and deliver the site of the BOC Facility Premises by the site preparation dates set forth on Schedule 2.3 and in the manner set forth in the Construction Agreement and Lease Agreement and/or (b) Sunoco’s failure to deliver the Feedstock and Utilities at the times and in the quantities and meeting the specifications set forth in this Agreement and/or (c) accept Steam and/or Hydrogen at the times and in the amount set forth in this Agreement (such date, as extended hereunder, the “Commercial Operations Date”); provided that, in no event can the Commercial Operations Date start on any day during Phase V.

2.3.2. Capital Investment in the Sunoco Hydrogen Plant.

(a) On January 2, 2006, BOC shall provide Sunoco with written notice as to whether BOC will commence the supply of Hydrogen to Sunoco at substantially the quantities and specifications set forth in this Agreement commencing on April 1, 2006. If BOC fails to deliver such notice to Sunoco by January 7, 2006, such failure shall be deemed to mean that BOC shall be unable to supply Hydrogen to Sunoco at substantially the quantities and specifications set forth in this Agreement on April 1, 2006.

(b) Unless Section 2.3.2(c) is applicable, if Hydrogen is not available on April 1, 2006 for supply to Sunoco from the BOC Facility at substantially the quantities and specifications set forth in this Agreement, Sunoco will make improvements to the Sunoco Hydrogen Plant during the Sunoco Turnaround that will enable the Sunoco Hydrogen Plant, for a one-year period commencing on April 1, 2006 (the “Plant Extension Period”), to operate efficiently and in a manner necessary to produce hydrogen meeting Sunoco’s hydrogen needs during the Plant Extension Period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sunoco shall prepare and submit to BOC for review a plan (the “Sunoco Capital Improvement and Restart Plan”) outlining the capital improvements and work necessary to restart the Sunoco Hydrogen Plant and to enable the Sunoco Hydrogen Plant to operate for the Plant Extension Period, and an estimate of the commercially reasonable cost to Sunoco (excluding variable costs and costs of utilities) for the purpose of improving, restarting and operating the Sunoco Hydrogen Plant for the Plant Extension Period. The Sunoco Capital Improvement and Restart Plan will be reviewed with BOC and the Parties agree to work together in good faith to minimize, to the extent possible, the expenditures and capital improvements necessary to improve, restart and operate the Sunoco Hydrogen Plant to enable it to produce Hydrogen needed by Sunoco during the Plant Extension Period. BOC shall pay to Sunoco, within thirty (30) days after the Sunoco Turnaround is complete, an amount equal to the cost set forth in the Sunoco Capital Improvement and Restart Plan (the “Capital Improvement and Restart Payment”). Notwithstanding the implementation of the Sunoco Capital Improvement and Restart Plan and the commencement of the Plant Extension Period, during the Plant Extension Period, BOC may provide Sunoco with written notice that it is ready and able to commence the supply of Hydrogen and Steam to Sunoco in the quantities set forth in this Agreement for Phase VI. Upon receipt of such notice and BOC’s demonstration, to the reasonable satisfaction of Sunoco (acting in good faith), that BOC (i) is able to supply Hydrogen and Steam to Sunoco at the quantities and specifications set forth in this Agreement for Phase VI, and (ii) adequately addressed the problems and/or reasons causing BOC’s failure to supply Hydrogen and Steam to Sunoco at the quantities and specifications set forth in this Agreement on April 1, 2006, then Sunoco shall commence the purchase and receipt of such Hydrogen and Steam from the BOC Facility and the Plant Extension Period shall terminate.

(c) If Sunoco has failed to meet the Critical Path Delivery Dates by more than fifty (50) cumulative days and BOC is unable to commence the supply of Hydrogen to Sunoco at substantially the quantities and specifications set forth in this Agreement by April 1, 2006 then, Sunoco and BOC agree to negotiate in good faith to prepare a mutually agreeable plan setting forth the capital improvements, if any, and work necessary and the costs thereof to restart and operate the Sunoco Hydrogen Plant for a period commencing on April 1, 2006 and ending on the date on which such Hydrogen is available for supply to Sunoco from the BOC Facility at substantially the quantities and specifications set forth in this Agreement for Phase VI (such a plan, the “Parties’ Restart Plan”). The Parties agree that in the event that this Section 2.3.2(c) is applicable, each Party shall bear its Proportionate Percentage of the cost of restarting and operating the Sunoco Hydrogen Plant during such period as set forth in the Parties’ Restart Plan. For purposes of this Section 2.3.2(c), each Party’s Proportionate Percentage shall be determined as follows:

(i) Sunoco’s Proportionate Percentage (“Sunoco’s Proportionate Percentage”) shall be equal to the product of 100 multiplied by a fraction (a) the numerator of which is the Total Sunoco Days of Delay minus 50, and (b) the denominator of which is the Total Days of Delay.

(ii) BOC’s Proportionate Percentage (“BOC’s Proportionate Percentage”) shall be equal to 100 minus Sunoco’s Proportionate Percentage. BOC shall pay to Sunoco, within thirty (30) days after the Sunoco Turnaround is completed pursuant to the Parties’ Restart Plan, an amount equal to the BOC’s Proportionate Percentage of the cost set forth in the Parties’ Restart Plan.

(iii) For purposes of this Section 2.3.2(c), “Total Sunoco Days of Delay” shall mean the cumulative number of days in which Sunoco has failed to deliver the site of the BOC Facility after a particular Critical Path Delivery Date, and “Total Days of Delay” shall mean the number of days after April 1, 2006 in which BOC cannot deliver Hydrogen at substantially the quantities and specifications set forth in this Agreement for April 1, 2006.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) In the event that Sunoco’s Proportionate Percentage is 100, then, notwithstanding anything to the contrary in this Section 2.3.2(c), there shall be no requirement for a Parties’ Restart Plan and Sunoco solely shall have the right to determine the capital improvements, if any and work necessary and the costs thereof to restart and operate the Sunoco Hydrogen Plan (the “Sunoco Restart Plan”), and BOC shall have no right to review the Sunoco Restart Plan.

(e) Notwithstanding anything in this Agreement to the contrary, in the event this Section 2.3.2 is triggered, and (i) Sunoco is receiving Hydrogen to meets its Hydrogen needs solely from the Sunoco Hydrogen Plant then, Sunoco shall not be required to pay any Facility Charge to BOC during the time in which Sunoco’s Hydrogen needs are being supplied solely by the Sunoco Hydrogen Plant, or (ii) Sunoco is receiving Hydrogen to meets its Hydrogen needs from both the Sunoco Hydrogen Plant and the BOC Facility then, Sunoco shall pay a proportionate share of the Facility Charge based on the amount of Hydrogen being supplied to Sunoco by the BOC Facility.

(f) Notwithstanding anything in this Agreement to the contrary, in the event that this Section 2.3.2 is triggered and the Sunoco Hydrogen Plant is operating, Sunoco’s obligations to provided Feedstock, Utilities and Third Party Utilities to BOC under this Agreement shall be the same as Sunoco’s obligations to provide the same for Phase II as set forth on Schedule 4.1.1.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Sunoco Representations. Sunoco represents, warrants and covenants to BOC as of the date hereof as follows:

3.1.1. Incorporation; Good Standing. Sunoco (a) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and (b) has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.

3.1.2. Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate proceedings by Sunoco, (b) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Sunoco is subject or any judgment, order, writ, injunction, license or permit applicable to Sunoco or its properties, and (c) do not conflict with any provision of its charter documents, bylaws, or any material agreement or other material instrument binding upon Sunoco. Sunoco is not in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to materially adversely affect the ability of Sunoco to perform its obligations under this Agreement.

3.1.3. Enforceability. The execution and delivery of this Agreement will result in valid and legally binding obligations of Sunoco enforceable against it in accordance with the respective terms and provisions hereof, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.1.4. Litigation. There are no pending or, to the knowledge of Sunoco, threatened actions or proceedings by or before any court or administrative agency or arbitrator against or

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affecting Sunoco or any of its Affiliates or that involve Sunoco’s execution or performance of this Agreement or the transactions contemplated hereby that, if adversely determined, are reasonably likely, either individually or in the aggregate, to materially adversely affect the ability of Sunoco to perform its obligations under this Agreement.

3.1.5. Financial Condition. Sunoco Inc. has the financial wherewithal and the ability to perform its obligations under the Sunoco Inc. Guaranty and there has been no event, change or occurrence which, individually or together with any other event, change or occurrence, has or reasonably could have a material adverse impact on (a) the financial condition, business, prospects or results of operations of Sunoco Inc., taken as a whole, or (b) the ability of Sunoco Inc. to perform its obligations under the Sunoco Inc. Guaranty.

3.1.6. Financial Statements. Sunoco has provided to BOC copies of the unaudited balance sheets of Sunoco as of December 31, 2003 and 2002, and the related unaudited statements of income for the years then ended (the “Sunoco Financial Statements”). The Sunoco Financial Statements have been prepared from the books and records of Sunoco in accordance with the policies and procedures of Sunoco to ensure that the consolidated financial statements of Sunoco Inc. are prepared in accordance with GAAP, but the Sunoco Financial Statements themselves may not satisfy GAAP.

Section 3.2 BOC Representations. BOC represents, warrants and covenants to Sunoco as of the date hereof as follows:

3.2.1. Incorporation; Good Standing. BOC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (b) has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.

3.2.2. Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate proceedings by BOC, (b) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which BOC is subject or any judgment, order, writ, injunction, license or permit applicable to BOC or its properties, and (c) do not conflict with any provision of its charter documents, bylaws or any material agreement or other material instrument binding upon BOC. BOC is not in violation of any provision of its charter documents, bylaws or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to materially adversely affect the ability of BOC to perform its obligations under this Agreement.

3.2.3. Enforceability. The execution and delivery of this Agreement will result in valid and legally binding obligations of BOC enforceable against it in accordance with the respective terms and provisions hereof, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.2.4. Litigation. There are no pending or, to the knowledge of BOC, threatened actions or proceedings by or before any court or administrative agency or arbitrator against or affecting BOC or any of its Affiliates or that involve BOC’s execution or performance of this Agreement or the transactions contemplated hereby that, if adversely determined, are reasonably likely, either individually or in the aggregate, to materially adversely affect the ability of BOC to perform its obligations under this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2.5. Financial Condition. BOC Group Inc. has the financial wherewithal and the ability to perform its obligations under the BOC Group Inc. Guaranty and there has been no event, change or occurrence which, individually or together with any other event, change or occurrence, has or reasonably could have a material adverse impact on (a) the financial condition, business, prospects or results of operations of BOC Group Inc., taken as a whole, or (b) the ability of BOC Group Inc., to perform its obligations under the BOC Group Inc. Guaranty Agreement.

3.2.6. Financial Statements. BOC Group Inc. has provided to Sunoco copies of the unaudited balance sheets of BOC Group Inc. as of September 30, 2003 and 2002, and the related unaudited statements of income and cash flow for the years then ended (the “BOC Group Inc. Financial Statements”). The BOC Group Inc. Financial Statements have been prepared from the books and records of BOC Group Inc. in accordance with the policies and procedures of BOC Group Inc. to ensure that the consolidated financial statements of The BOC Group plc are prepared in accordance with UK generally accepted accounting principles, but the BOC Group Inc. Financial Statements themselves may not satisfy GAAP.

3.2.7. No Project Financing. BOC will not utilize any limited-recourse or non-recourse financing to finance the costs of construction of the BOC Facility. This Agreement will not be used to support any direct financing related to the construction of the BOC Facility.

3.2.8. Purchase of Hydrogen by BOC Pipeline Customer. BOC Pipeline Customers will purchase product from the BOC Facility. Based on the expected revenues over the Initial Term of this Agreement from the BOC Facility, Sunoco, under this Agreement, is not expected to take more than seventy percent (70%) of the total economic output from the BOC Facility.

3.2.9. Variable Interest Entity and Primary Beneficiary. Neither BOC nor any of its Affiliates will directly (a) cause BOC (or any Affiliate of BOC that owns the BOC Facility) to be treated as a Variable Interest Entity (VIE) and (b) cause Sunoco to be treated as the Primary Beneficiary (PB) as defined in Financial Accounting Standards Board Interpretation No 46, “Consolidation of Variable Interest Entities” (“FASB Interpretation No. 46”). BOC, for its accounting purpose, intends to report the assets on its balance sheet based on FASB Interpretation No. 46.

Section 3.3 Mutual Cooperation. BOC and Sunoco covenant and agree to cooperate in good faith with each other to resolve any accounting issues that may arise from changes in GAAP and/or the International Financial Reporting Standards (IFRS) and any securities laws issues that may arise from changes in the securities laws, that are applicable to either party.

Section 3.4 Guarantees.

3.4.1. BOC Guaranty. On the Effective Date, (a) BOC Group Inc. shall execute and deliver to Sunoco a guaranty agreement under which BOC Group Inc. shall guarantee the obligations of BOC under this Agreement (the “BOC Group Inc. Guaranty”), and (b) [****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4.2. Sunoco Guaranty. On the Effective Date, Sunoco Inc. shall execute and deliver to BOC a guaranty agreement under which Sunoco Inc. shall guarantee the obligations of Sunoco under this Agreement (the “Sunoco Inc. Guaranty”).

Section 3.5 Continuing Obligation of BOC Group Inc. BOC Group, Inc. shall provide and deliver to Sunoco a copy of its unaudited balance sheet and income statement for the end of each fiscal year in which the BOC Group Inc. Guaranty is in effect, and such balance sheet and income statement shall be prepared from the books and records of BOC Group, Inc., which books and records have been prepared in accordance with the policies and procedures of BOC Group Inc. to ensure that the consolidated financial statements of The BOC Group plc are prepared in accordance with UK generally accepted accounting principles, but the BOC Group Inc. financial statements so provided may not satisfy GAAP.

ARTICLE 4

FEEDSTOCK, FUEL AND UTILITIES SUPPLY TO THE BOC FACILITY

Section 4.1 Sunoco’s Obligations.

4.1.1. Quantities of Feedstock.

(a) During Phase I, Sunoco shall use commercially reasonable efforts to provide BOC with Excess ROG, Natural Gas, Utilities (other than Softened Water) and Third Party Utilities in the quantities set forth on Schedule 4.1.1; and during Phase II through Phase VI, Sunoco shall provide Excess ROG, RFG, Utilities and Third Party Utilities in the quantities and at the times set forth on Schedule 4.1.1 with respect to each particular Phase set forth thereon.

(b) During Phases II through Phase VI, in the event that Sunoco (i) does not supply Excess ROG in an amount of at least [****] MMSCFD, BOC’s obligation to supply Sunoco Hydrogen will be reduced by [****] MMSCFD of Hydrogen per each [****] MMSCFD reduction in Excess ROG delivered to BOC; or (ii) delivers Excess ROG with hydrogen content below [****]%, then BOC’s obligation to supply Sunoco Hydrogen will be reduced by [****] MMSCFD of Hydrogen per [****]% change in hydrogen content in the Excess ROG delivered to BOC. In the event Sunoco consistently supplies less than [****] MMSCFD of Excess ROG and/or Excess ROG with less than [****]% Hydrogen content, the Parties will meet for purposes of understanding the causes and seek alternatives for increasing Hydrogen production back to contract volumes.

(c) During Phase VI, Sunoco may need to lower the purity of Hydrogen at the inlet of the Sunoco Hydrocracker make-up compressors to avoid operating problems of the Sunoco Hydrocracker recycle gas compressor. The Parties agree to work together to develop the best approach to deliver lower purity Hydrogen to Sunoco in order to avoid potential operating issues with the Sunoco Hydrocracker make-up compressors.

(d) Notwithstanding any provision in this Agreement to the contrary, Sunoco shall have no obligation to provide any Hydrogen to (i) any BOC Pipeline Customer or (ii) BOC for delivery to or use by any BOC Pipeline Customer.

4.1.2. Specifications of Feedstock. Any Excess ROG, Natural Gas, RFG, Utilities and Third Party Utilities provided by Sunoco pursuant to Section 4.1.1 shall meet the specifications set forth on Schedule 4.1.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.2 BOC’s Obligations. During Phase I, Phase II and Phase III, BOC shall use commercially reasonable efforts to provide Sunoco with enough tail gas as supplemented with Natural Gas and Hydrogen to enable Sunoco to maintain the Sunoco Hydrocracker make-up compressors at full capacity in the current configuration, provided that the Sunoco Hydrogen Plant is operated at process or equipment constraints at full capacity of approximately [****] MMSCFD using Natural Gas and tail gas as feed. During Phase I, the total volume of Hydrogen supplied by BOC and the Sunoco Hydrogen Plant which is supplying the Sunoco Hydrocracker make-up compressors cumulatively must be at a minimum volume equal to the volume of Hydrogen that would have been supplied by the current configuration of the Sunoco Hydrogen Plant. During Phase I, to the extent that Sunoco does not need any portion of the Hydrogen recovered from the Excess ROG supplied by Sunoco to BOC during this Phase in the manner described in the immediately preceding sentence, BOC may retain such Hydrogen; provided that Sunoco will receive a credit in the amount provided on Schedule 4.3.1 for any such Hydrogen retained by BOC. BOC shall separate the Excess ROG supplied by Sunoco pursuant to Section 4.1 into Hydrogen and tail gas. The tail gas, supplemented with Natural Gas as needed, shall be compressed by BOC up to 330 psig and, subject to the foregoing provisions of this Section 4.2, all such amounts shall be supplied and delivered to Sunoco for use at the Sunoco Refinery. During Phase I, the Natural Gas compressed by BOC will be supplied by Sunoco. During Phase II and Phase III, BOC will receive credit for all tail gas supplied to Sunoco during such Phases based on the BTU contents (MMBTU HHV). [****]

Section 4.3 Credits to Sunoco.

4.3.1. Credit for Supply of Excess ROG. During Phase I, BOC will credit Sunoco for its supply of Excess ROG in accordance with the formula set forth on Schedule 4.3.1.

4.3.2. Credit for Supply of Feedstock. During Phase II, Phase III, Phase IV, Phase V and Phase VI, BOC will credit Sunoco for the supply and delivery of Feedstock by Sunoco pursuant to Section 4.1 based on the BTU contents (MMBTU HHV) of the Feedstock at a unit price equal to Natural Gas as defined in the formula set forth in Section 5.9.2 for NGIn.

4.3.3. Credit Against VOCt for Supplemental ROG. BOC will credit Sunoco for the supply and delivery of Supplemental ROG as provided in Schedule 4.3.3.

4.3.4. Credit for Supply or Delivery of Certain Utilities. BOC will credit Sunoco for the supply and delivery of Softened Water, Make-Up Water, and Electricity as set forth on Schedule 4.3.4.

Section 4.4 Final Determination of the Use of Feedstock and Utilities. Final determination of the use of the Feedstock and Utilities by BOC shall be the sole responsibility of BOC and, except as otherwise provided in this Agreement, Sunoco shall have no responsibility in connection with BOC’s use of the Feedstock and Utilities or any determination by BOC with respect to such use.

Section 4.5 Delivery of Third Party Utilities. BOC acknowledges and agrees that Sunoco’s supply and delivery of the Third Party Utilities under this Agreement is merely an accommodation to BOC, and Sunoco shall not be responsible for the supply or delivery of such Third Party Utilities to BOC at any time in which Sunoco is not receiving any (or is receiving less than its normal supply of) such Third Party Utilities from its providers. Sunoco is using redundant transformers and redundant cables to provide BOC with Electricity at the BOC Facility and hereby agrees to maintain such redundancy during the Term of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.6 Natural Gas Purchasing and Pricing Methodology. Six (6) months prior to the Commercial Operations Date and every two (2) years thereafter, BOC will prepare a Request for Proposal (“RFP”) which will include the Natural Gas volume required by BOC to produce the Hydrogen nominated by Sunoco. BOC may elect to buy incremental Natural Gas volume. The RFP will be submitted for review to Sunoco. The agreed upon RFP will outline the terms and conditions for the supply of Natural Gas and interstate transportation to Columbia of Ohio’s citygate(s) (COHCG). The RFP will be issued to an agreed upon bidders list. Such list will be subject to the prior approval of BOC and Sunoco, such approval not to be unreasonably withheld or delayed. At Sunoco’s option, Sunoco shall be included on the bidders list. BOC will evaluate the proposals from the RFP process and contract for the supply of Natural Gas. For the purpose of allocating all cost and benefits associated with banking and balancing the actual monthly Natural Gas purchases as per the natural gas supply gas contract, BOC will allocate the costs of the Natural Gas supply based on the actual Natural Gas used to produce Hydrogen for Sunoco. BOC will follow the guidelines written in Schedule 4.6 for allocating Natural Gas volumes (including banking and balancing) between Sunoco and BOC for its own needs. Effective immediately, for Columbia of Ohio’s Local Distribution Company (“COHLDC”) charges, BOC and Sunoco will each nominate a person to form a local distribution company negotiating team (“LDC Negotiating Team”). Sunoco acknowledges that BOC may include other interested parties to participate on the LDC Negotiating Team. The LDC Negotiating Team will negotiate COHLDC charges for the delivery of Natural Gas from COHCG to the BOC Facility. The LDC negotiating team will agree upon duration, terms and conditions for the COHLDC charges. These terms, as a minimum, will include: transport rate, balancing allowances and banking provisions. The NGIn, as defined in Schedule 4.6, shall consist of the COHCG cost plus COHLDC cost. Terms of payment from Sunoco to BOC will assure that the Natural Gas payments due to BOC’s natural gas supplier and to Columbia of Ohio are paid when due and that BOC will not incur any working capital costs for the purchase of Natural Gas. Sunoco recognizes that BOC is treating all Natural Gas costs, benefits and charges as a result of banking and balancing on a pass through basis.

ARTICLE 5

SALE OF HYDROGEN

Section 5.1 Phase I Supply of Hydrogen. During Phase I, Sunoco shall have no obligation to purchase and BOC shall have no obligation to sell any Hydrogen. Sunoco shall not be required to pay any Facility Charge during Phase I.

Section 5.2 Phase II Supply of Hydrogen. During Phase II, Sunoco shall purchase Hydrogen produced at the BOC Facility from BOC as such Hydrogen may be available from time to time; provided that Sunoco shall only be required to purchase the Hydrogen if it meets the Hydrogen Specifications. The price for any Hydrogen delivered to Sunoco during Phase II shall be equal to the Variable Operating Charge for such Hydrogen as set forth in Section 5.9.2. Sunoco shall not be required to pay any Facility Charge during Phase II.

Section 5.3 Phase III Supply of Hydrogen. During Phase III and for a period of approximately thirty (30) days commencing on the start of Phase III (the “Commissioning Period”), BOC will commission its SMR Train 2. During the Commissioning Period, BOC and Sunoco will use commercially reasonable efforts to cooperate in the management of total Hydrogen production by BOC and Sunoco and the conservation of Utilities by appropriately adjusting operations of BOC’s SMR Train 1 and the Sunoco Hydrogen Plant. During Phase III, BOC desires to operate the BOC SMR Train 2 at multiple rates, including high hydrogen production rates, in a controlled manner, in order to test the BOC Facility’s operability. During the portion of Phase III when BOC’s SMR Train 2 is operated at high rates, upon reasonable prior written notice to Sunoco, Sunoco agrees to operate the Sunoco Hydrogen Plant at low hydrogen production rates; provided that such operation is not reasonably likely to affect the safe,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reliable operation of the Sunoco Hydrogen Plant or, if necessitated by low overall hydrogen utilization from Sunoco and the BOC Pipeline Customer, to maintain the Sunoco Hydrogen Plant on hot standby, based on mutual agreement of Sunoco and BOC from time to time during Phase III. Except for BOC’s obligations to the BOC Pipeline Customer, BOC agrees to use all commercially reasonable efforts to operate the BOC SMR Train 1 at reduced capacity in the event that the Sunoco Hydrogen Plant needs to be on hot standby due to considerations related to overall low hydrogen utilization. At a mutually agreeable point during Phase III, Sunoco may decide to fully transition operation of the Sunoco Hydrogen Plant to a hot standby mode and take all of its Hydrogen requirements from the BOC Facility. The Parties agree that the above referenced process may be revised upon the Parties’ mutual agreement. The price for any Hydrogen delivered to Sunoco during Phase III shall be equal to the Variable Operating Charge for such Hydrogen as set forth in Section 5.9.2. Sunoco shall not be required to pay any Facility Charge during Phase III.

Section 5.4 Phase IV Supply of Hydrogen. During Phase IV, Sunoco shall purchase Hydrogen produced at the BOC Facility from BOC, in an amount not exceeding the Dedicated Hydrogen Quantity; provided that Sunoco will only be required to purchase the Hydrogen if it meets the Hydrogen Specifications. The price for any Hydrogen delivered to Sunoco during Phase IV shall be equal to the Variable Operating Charge for such Hydrogen as set forth in Section 5.9.2. Sunoco also shall be required to pay the Modified Facility Charge during Phase IV as set forth in Section 5.9.1(b). During Phase IV, Sunoco intends to maintain the Sunoco Hydrogen Plant on hot standby, and to take all of its Hydrogen requirements for the Sunoco Refinery from BOC.

Section 5.5 Phase V Supply of Hydrogen. During Phase V, Sunoco shall have no obligation to purchase and BOC shall have no obligation to sell any Hydrogen. Sunoco shall not be required to pay any Facility Charge during Phase V.

Section 5.6 Phase VI Supply of Hydrogen. During Phase VI, BOC will supply and deliver to Sunoco, and Sunoco will purchase from BOC, Hydrogen in such amounts as are nominated by Sunoco in accordance with the procedures set forth in Schedule 5.15, up to a maximum quantity of [****] MMSCFD of Hydrogen (the “Dedicated Hydrogen Quantity”) at the price set forth in Section 5.9, subject to adjustment as set forth in Section 5.10. The Dedicated Hydrogen Quantity may be increased in the event that Sunoco exercises the Sunoco Option pursuant to Section 5.7.1, in which event, the Dedicated Hydrogen Quantity shall include those amounts of Hydrogen purchased by Sunoco pursuant thereto.

Section 5.7 Sunoco Option to Increase Its Dedicated Hydrogen Quantity.

5.7.1. Sunoco Option. Sunoco shall have the right, exercisable on, or at any time prior to, [****] (the “Option Reserve Period”), to increase the Dedicated Hydrogen Quantity by a quantity not to exceed [****] MMSCFD of additional Hydrogen from BOC (the “Additional Hydrogen Volume”) at the price(s) set forth in Sections 5.9.1(d) and 5.9.3 (such option, the “Sunoco Option”). Sunoco shall exercise the Sunoco Option, if at all, by delivering written notice of its election to BOC within the Option Reserve Period, which notice shall specify that portion (or all) of the Additional Hydrogen Volume that it elects to have dedicated to Sunoco and the date on which the supply and delivery of such Additional Hydrogen Volume by BOC to Sunoco is to commence prior to the end of calendar year [****]

5.7.2. Sale of Additional Hydrogen. In the event that Sunoco has not elected to exercise the Sunoco Option set forth in Section 5.7.1, then upon the expiration of the Option Reserve Period, BOC will be entitled to market, sell and otherwise make available additional volumes of Hydrogen to any third party, as well as Sunoco, upon such terms and conditions as BOC and such third party or Sunoco may agree.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.8 Minimum Hydrogen Quantity. During the Supply Period, Sunoco shall take no less than [****] MMSCFD of Hydrogen (the “Minimum Hydrogen Quantity”), excluding periods during BOC Scheduled Maintenance, Sunoco Turnaround and a Force Majeure Event. If during the Supply Period, Sunoco does not take the Minimum Hydrogen Quantity or requires less than the Minimum Hydrogen Quantity, BOC shall have the right, without any penalty to BOC, to shut-down one of its SMRs for a period of at least twelve (12) hours and not provide any Hydrogen to Sunoco during the period in which Sunoco’s Hydrogen requirements are less than the Minimum Hydrogen Quantity. During such period, Sunoco shall be obligated to continue to pay the Facility Charge and the Steam Charge for the quantities of Steam produced and delivered under Section 5.9.1 and Section 6.4, respectively, but shall not be required to pay the VOCt. In the event that BOC elects, however, to supply Sunoco with volumes of Hydrogen less than the Minimum Hydrogen Quantity, Sunoco shall be required to pay the VOCt for such volumes of Hydrogen delivered not to exceed the volumes required by Sunoco. If the number of days when Sunoco requires less than the Minimum Hydrogen Quantity (and, consequently, BOC supplies no Hydrogen) exceeds thirty (30) days in any Contract Year, then Sunoco shall also pay BOC [****] for each day over such thirty (30) days, and if Sunoco provides and BOC can utilize, ROG during the period exceeding such thirty (30) days in any Contract Year, Sunoco will also receive a credit of [****] of such ROG up to a maximum of [****]. If BOC is required to shut-down one of its SMRs more than (a) three (3) times in any month during any Contract Year or (b) six (6) times in any Contract Year, pursuant to this Section 5.8 because Sunoco does not take or requires less than the Minimum Hydrogen Quantity, Sunoco shall pay [****] for each shut-down in excess of the number of shutdowns set forth clause (a) or (b) of this sentence.

Section 5.9 Price of Hydrogen.

5.9.1. Facility Charge.

(a) For each month during Phase I, Phase II, Phase III and Phase V, Sunoco shall not be required to pay any Facility Charge.

(b) During Phase IV, Sunoco shall pay BOC a modified Facility Charge that is equal to [****] multiplied by a fraction, the numerator of which is the number of days during Phase IV that Sunoco shall have received Hydrogen in volumes that are no less than [****]% of the amount nominated by Sunoco and the denominator of which shall be the number of days in the Phase IV period (such charge, the “Modified Facility Charge”)

(c) For each full month during Phase VI, Sunoco shall pay BOC a Facility Charge in amount equal to [****] per month, subject to monthly escalation as follows:

[****]

Where:

FC	=	Base Facility Charge is [****] per month
FCn	=	New Base Facility Charge in period n,
PPIo	=	[****]

PPIn	=	[****]
LPIo	=	[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LPIn	=	[****]

(d) In the event Sunoco exercises the Sunoco Option set forth in Section 5.7.1, above, the Facility Charge shall be adjusted as set forth in Schedule 5.9.3 for such Additional Hydrogen Volumes taken pursuant thereto.

(e) The monthly Facility Charge shall be pro-rated for any period that is less than a full calendar month at the commencement of Phase VI.

5.9.2. Variable Operating Charge. Except as set forth in Section 5.8 for each month during Phase II, Phase III, Phase IV and Phase VI in which Hydrogen is supplied to Sunoco, Sunoco shall pay to BOC a variable operating charge to operate the BOC Facility (the “Variable Operating Charge” or “VOCt”) in an amount equal to [****], which VOCt shall be comprised of two parts: (i) a fuel component (“VOCf”) in an amount equal to [****] and (ii) a utility component (“VOCu”) in an amount equal to [****]. The VOCt shall be subject to adjustment as set forth below.

(a) The formula shall be as follows: [****]

(b) VOCtn is subject to escalation based on the following:

VOCfn = [****] and

VOCun = [****]

Where:

VOCtn	=	Unit hydrogen price in period n
VOCf	=	Base VOCf is [****]
VOCu	=	Base VOCu is [****]
NGIn	=	Natural Gas Price in period n, [****] delivered
NGIo	=	Base Natural Gas Price, [****]
EPIn	=	Electric Price in period n
EPIo	=	Base Electric Price, [****]

Natural Gas pricing will be adjusted as outlined on Schedule 4.6.

5.9.3. Unit Charge. In the event that Sunoco exercises the Sunoco Option set forth in Section 5.7.1, the unit price at which Sunoco shall purchase additional volumes of Hydrogen thereunder shall be as set forth on Schedule 5.9.3.

Section 5.10 Price Adjustments for Non-Conforming Hydrogen. If the purity of the Hydrogen delivered by BOC to Sunoco under this Agreement (“Hpur”) is less than [****]% and Sunoco elects to receive such Hydrogen pursuant to Section 5.11.2, then, the VOCf component of the VOCt will be reduced by Δ VOCf calculated as follows: Δ VOCf, $/kscf impure Hydrogen = [****]

Section 5.11 Hydrogen Specifications.

5.11.1. Specifications. Hydrogen delivered by BOC to Sunoco under this Agreement shall conform to the Hydrogen Specifications set forth on Schedule 5.11.1 (the “Hydrogen

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Specifications”) unless the failure by BOC to meet any individual Hydrogen Specification can be shown to be as a direct result of Sunoco’s failure to supply BOC with ROG and Natural Gas that meets the ROG and Natural Gas Specifications, respectively.

5.11.2. Failure to Meet Hydrogen Specifications.

(a) If the Hydrogen delivered by BOC to Sunoco under this Agreement does not conform to the Hydrogen Specifications for any reason, BOC shall promptly inform Sunoco of the details of such nonconformance and the expected duration thereof. Sunoco shall have the right to either reject the Hydrogen as nonconforming or accept the Hydrogen.

(b) If Sunoco rejects any Hydrogen that fails to meet the Hydrogen Specifications (unless such nonconformance is due to the circumstances set forth in Section 5.11.1 above), such nonconformance shall be considered in determining the Percentage Availability set forth in Section 9.1.1.

(c) If Sunoco accepts any Hydrogen that fails to meet the Hydrogen Specifications, Sunoco’s remedy shall be as set forth in Section 5.10, as if such non-conforming Hydrogen had failed to meet the purity requirement. Sunoco’s acceptance of Hydrogen not meeting the Hydrogen Specifications shall not constitute a waiver of Sunoco’s right in the future to reject subsequent deliveries of Hydrogen not meeting the Hydrogen Specifications.

(d) Notwithstanding Sunoco’s acceptance or rejection of Hydrogen not meeting the Hydrogen Specifications, the Parties agree to comply with the procedures set forth in Section 9.4 hereof.

Section 5.12 Title and Risk of Loss for Hydrogen. Title to and risk of loss with respect to all Hydrogen will pass to and rest in Sunoco upon such Hydrogen being made available to Sunoco at the BOC Plant Site Battery Limit for Hydrogen set forth on Schedule 5.12 (the “Hydrogen Delivery Point”) in accordance with the terms of this Agreement. BOC shall bear the risk of loss with respect to Hydrogen up to the Hydrogen Delivery Point.

Section 5.13 Final Determination of the Use of Hydrogen and Steam. Final determination of the use of the Hydrogen and/or Steam by Sunoco shall be the sole responsibility of Sunoco and, except as otherwise provided in this Agreement, BOC shall have no responsibility in connection with Sunoco’s use of such Hydrogen and Steam or any determination by Sunoco with respect to such use.

Section 5.14 MSDS and Related Responsibilities. Sunoco acknowledges that there are hazards associated with the use of Hydrogen and Steam. BOC shall provide Sunoco with Material Safety Data Sheets (“MSDS”) setting forth the general hazards and safety information relating to Hydrogen. Sunoco hereby assumes all responsibility for warning its employees and its independent contractors exposed to Hydrogen and Steam of such hazards. BOC shall promptly notify Sunoco in writing within thirty (30) days of the date BOC first becomes aware, from time to time, of any additional hazards and shall furnish Sunoco, when available, updated versions of such MSDS pertaining to Hydrogen incorporating any such new or additional hazard and safety information.

Section 5.15 Nominating Procedures for Hydrogen. Forecasts of Daily Nomination Rates shall be made in accordance with Schedule 5.15.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 6

SALE OF STEAM

Section 6.1 Sale of Steam.

6.1.1. Phase I Obligation. During Phase I, Sunoco shall have no obligation to purchase, and BOC shall have no obligation to deliver Steam.

6.1.2. Phase II and Phase V Obligation. During Phase II and Phase V BOC shall sell and deliver and Sunoco will purchase and accept approximately [****] of Steam.

6.1.3. Phase III, Phase IV and Phase VI Obligation. During Phase III, Phase IV and Phase VI, BOC will sell and deliver to Sunoco, and Sunoco will purchase and accept, at all times, all Steam generated by the BOC Facility, up to [****] of Steam (the “Maximum Steam Amount”). Except as provided in Section 6.2, Sunoco shall be obligated to purchase and take a minimum yearly average of [****] of Steam and a minimum Instantaneous volume of [****] (the “Minimum Steam Quantity”). BOC shall make available to Sunoco Steam up to the Maximum Steam Amount provided that the BOC Facility is operating at full capacity. The Parties understand that Sunoco’s Steam requirements will vary throughout the day and BOC will be required to maintain sufficient pressure at its steam headers to provide Steam in compliance with the Steam Specifications. Sunoco acknowledges and agrees that the BOC Facility shall not be operated for the sole purpose of producing Steam, and that Steam will be produced and supplied by the BOC Facility only when the BOC Facility is producing Hydrogen.

Section 6.2 Waiver of Minimum Steam Quantity. Notwithstanding Section 6.1.3, if BOC is unable to produce and deliver the Minimum Steam Quantity and Sunoco is able to accept the Minimum Steam Quantity (such period to be referred to as the “Steam Non-Supply Period”), then, for purposes of calculating whether Sunoco has satisfied the Minimum Steam Quantity, for the duration of the Steam Non-Supply Period, Sunoco shall be deemed to have taken the average amount of Steam Sunoco had been taking during the thirty-six (36) hours immediately preceding the commencement of the Steam Non-Supply Period.

Section 6.3 Steam Specifications. Steam sold to Sunoco pursuant to this Agreement shall be delivered to the BOC Plant Site Battery Limit for Steam set forth on Schedule 5.12 (the “Steam Delivery Point”) and shall comply with the Steam Specifications set forth on Schedule 6.3 (the “Steam Specifications”) when so delivered.

Section 6.4 Price for Steam. The purchase price for Steam purchased by and delivered to Sunoco pursuant to Section 6.1 shall be determined in accordance with Schedule 6.4 (the “Steam Charge”).

Section 6.5 Title and Risk of Loss for Steam. Title to and risk of loss with respect to all Steam meeting the Steam Specifications will pass to and rest in Sunoco upon such Steam being made available to Sunoco at the Steam Delivery Point in accordance with the terms of this Agreement. BOC shall bear the risk of loss with respect to Steam up to the Steam Delivery Point.

ARTICLE 7

MEASUREMENT AND METERING

Section 7.1 Units of Measurement. For the purposes of billing under this Agreement, (a) Steam shall be measured in thousand (1,000) pounds; (b) Hydrogen will be measured in kscf and MMBTU HHV; (c) Feedstock will be measured in kscf; (d) Softened Water will be measured in gallons; (e) electricity will be measured in kwhr; and (f) Make-Up Water will be measured in gallons.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.2 Place of Measurement for Hydrogen and Steam. For purposes of this Agreement, Hydrogen and Steam delivered to Sunoco will be measured by compensated billing quality meters located on BOC’s side of the Hydrogen Delivery Point and the Steam Delivery Point, respectively (collectively, the “BOC Metering Locations”). Sunoco may elect to have its own check meters on Sunoco’s side of the Hydrogen Delivery Point and the Steam Delivery Point (the “Sunoco Metering Locations”).

Section 7.3 Place of Measurement for Feedstock and other Utilities. During the Term of this Agreement, Sunoco shall, at its sole cost and expense, install and maintain compensated billing quality metering for measuring Feedstock and Utilities Sunoco provides under this Agreement which will be located at the Sunoco Metering Locations. BOC may elect to have its own check meters for Feedstock and Utilities at the BOC Metering Locations.

Section 7.4 Measuring Equipment. BOC will own, supply, operate and maintain any compensated billing quality meters and instrumentation at the BOC Metering Locations necessary for the accurate determination of the quantity, purity, temperature and pressure of Steam and Hydrogen to be delivered hereunder and determining compliance with the Hydrogen Specifications and, if requested by Sunoco, BOC will provide Sunoco with a data feed of the information from such meters and instrumentation. Sunoco may also own, supply, operate and maintain check meters and instrumentation at the Sunoco Metering Locations necessary for the accurate determination of the quantity, purity, temperature and pressure of Steam and Hydrogen to be delivered hereunder and determining compliance with the Hydrogen Specifications. Sunoco will own, supply, operate and maintain compensated billing quality meters and instrumentation at the Sunoco Metering Locations necessary for the accurate determination of the quantity, temperature, heating value, pressure and composition of Feedstock and the quantity of Utilities to be delivered hereunder and determining compliance with the Feedstock and Utilities Specifications and, if requested by BOC, Sunoco will provide BOC with a data feed of the information from such meters and instrumentation. BOC may own, supply, operate and maintain check meters and instrumentation at the BOC Metering Locations necessary for the accurate determination of the quantity, temperature, heating value, pressure and composition of Feedstock and the quantity of Utilities to be delivered hereunder and determining compliance with the Feedstock and Utilities Specifications. BOC and Sunoco agree that any information provided hereunder shall remain confidential and only be used for the sole purpose as set forth in this Article 7.

Section 7.5 Measurements. In the event that any meter maintained by BOC at any BOC Metering Location or any meter maintained by Sunoco at any Sunoco Metering Location is out of service or discovered to register inaccurately, then, measurements shall, except as provided in Section 7.6.3, be determined by making a calibration test of BOC’s meters or Sunoco’s meters or mathematical calculation, if the percentage of error is ascertainable in accordance with the standards established by the Instrument Society of America. The Parties may agree to use the check meters in the event either Party’s billing meter(s) are not in service for any reason.

Section 7.6 Testing and Corrections. The accuracy of each Party’s measuring equipment shall be tested in accordance with the following provisions:

7.6.1. Frequency of Measurement. The accuracy of each Party’s measuring equipment shall be tested and verified at least once every Contract Year and immediately upon the occurrence of an event described in Section 7.5 by an independent qualified third party mutually acceptable to Sunoco and BOC. At any time that either Party notifies the other that it desires a test of any of the measuring equipment, the Parties shall cooperate to secure a prompt verification of the accuracy of such equipment by such third party. For purposes of this Section 7.6.1 “testing” refers to the testing of equipment relied upon for billing purposes.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.6.2. Cost of Testing. Each Party shall bear the cost of one (1) test of its billing measuring equipment at each metering location every calendar year. To the extent practicable, the annual testing of the billing measuring equipment at each metering location shall be performed concurrently. The cost of any other testing will be borne by the Party requesting the testing unless such testing discovers an Adjustable Error, in which case the Party owning such billing measuring equipment shall bear the cost of such testing.

7.6.3. Equipment Adjustments. If, upon testing, any billing measuring equipment is found to be accurate or to be in error by not more than plus or minus two percent (2%), previous recordings of such equipment shall be considered accurate in computing deliveries of Steam, Hydrogen, Feedstock and Utilities hereunder, but such equipment shall be promptly adjusted to record correctly if any inaccuracy is discovered. If, upon testing, any billing measuring equipment shall be found to be inaccurate by an amount exceeding two percent (2%) (an “Adjustable Error”), then such equipment shall be promptly adjusted to record properly and any previous recordings by such equipment shall be corrected according to the percentage of inaccuracy so found and payments shall be adjusted as provided in Section 7.6.4, below.

7.6.4. Hydrogen and Steam Payment Adjustments. If upon testing any of BOC’s billing measuring equipment for the measurement of Steam or Hydrogen, any Adjustable Error is discovered, the payments for Steam and Hydrogen since (a) the previous test of BOC’s measuring equipment and (b) deliveries of Steam or Hydrogen during the thirty (30)-day period prior to such testing, whichever period is shorter, shall be adjusted to reflect the corrected measurements and if Sunoco benefited from such error, Sunoco shall pay the amount of the error to BOC or, if BOC benefited from such error, BOC shall credit the amount of the error to Sunoco in the invoice for the month following the month in which the error was discovered.

7.6.5. Feedstock Payment Adjustments. If upon testing any of Sunoco’s measuring equipment for the measurement of Feedstock or Utilities, any Adjustable Error is discovered, the payments for Feedstock and Utilities since (a) the previous test of Sunoco’s measuring equipment and (b) deliveries of Feedstock or Utilities during the thirty (30)-day period prior to such testing, whichever period is shorter, shall be adjusted to reflect the corrected measurements and if Sunoco benefited from such error, Sunoco shall pay the amount of the error to BOC or, if BOC benefited from such error, BOC shall credit the amount of the error to Sunoco in the invoice for the month following the month in which the error was discovered.

7.6.6. Measurement During Testing. Testing the accuracy of a Party’s measuring equipment may require that such measuring equipment be removed and sent out for calibration. As the metering by BOC or Sunoco’s measuring equipment may be interrupted between the time of removal and the time of return of such measuring equipment, Sunoco and BOC shall mutually agree upon a method to estimate the volume and quality of products transferred between BOC and Sunoco.

Section 7.7 Maintenance and Records. Each Party shall (a) give timely notice to the other Party in advance of when the measuring equipment is changed, repaired, inspected, tested, calibrated, or adjusted, and such notice shall give the other Party the right to be present whenever any such actions are taken, and (b) make the records from its measuring equipment available for inspection and copying by the other Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 8

BILLING AND PAYMENT

Section 8.1 BOC Billing for Steam and Hydrogen.

8.1.1. Invoices for Facility Charge. Except as otherwise provided in Section 5.9, on or before the first (1st) day of each month during Phase IV and Phase VI, BOC shall deliver to Sunoco an invoice showing the Facility Charge for the current month (the “Facility Charge Invoice”) and Sunoco shall pay the Facility Charge as reflected on such invoice on or before the fifteenth (15th) day of the current month.

8.1.2. Invoices for Other Charges and Credits. On or before the tenth (10th) day of each month during the applicable phase of operations, BOC shall deliver to Sunoco an invoice showing (i) the Variable Operating Charge, the Steam Charge and the Unit Charge, if any, applicable to deliveries of Hydrogen and Steam made to Sunoco for the prior month and, (ii) any credits due Sunoco as reflected on the summary of credits as provided in Section 8.2, and any payment shown to be due on such invoice shall be paid on or before the twenty-fifth (25th) day of the current month. The Parties acknowledge and agree that the payment due date may be subject to change as a result of the payment due date for Natural Gas, and any such change to the payment due date shall be mutually agreeable to the Parties.

Section 8.2 Sunoco Summary for Feedstock and Utilities. On or before the fifth (5th) Business Day of each month, Sunoco shall deliver a summary to BOC showing the credit, if any, applicable to deliveries of Feedstock and Utilities for the prior month and BOC will utilize such summary for preparing the monthly invoice in Section 8.1 above. In the event Sunoco fails to deliver the summary by the fifth (5th) Business Day of any month, BOC will still submit the invoice for other charges on the tenth (10th) day of such month pursuant to Section 8.1.2 and there will be a reconciliation of such invoice to reflect the net amounts due to or from the appropriate Party. Such net amount will be paid within fifteen (15) days of the receipt of such reconciliation by the paying Party.

Section 8.3 Contents of Invoices. Any statement delivered to Sunoco or BOC pursuant to Section 8.1 or Section 8.2 shall set forth in detail the delivering Party’s calculation of the purchase price and the payment or credit due from or to Sunoco or BOC, as applicable and shall be accompanied by information reasonably sufficient for the receiving Party to determine the accuracy of such statement for transactions during such billing period. An example of the invoices to be provided hereunder and billing methodology related to same shall be as set forth in Schedule 8.3. In the event of any conflict between Schedule 8.3 and this Agreement, the terms of this Agreement shall control.

Section 8.4 Payments.

8.4.1. Timely Payment. Each Party shall timely pay any invoice due and payable by it pursuant to Section 8.1.1 and Section 8.1.2. Timely payment of all invoices by Sunoco is an express condition of BOC’s performance hereunder.

8.4.2. Late Payments. Any payments due by one Party to another Party hereunder that are not timely paid between the Parties shall accrue interest at the Delinquency Rate from the date such amount should have been paid through the date such amount is paid. All such accrued interest shall be payable on demand.

8.4.3. Disputed Invoices. In the event either Party disputes all or any portion of an invoice, then the disputing Party shall provide prompt written notice to the other Party of the nature of the dispute and, pending resolution of the dispute as set forth in Appendix B, below, the disputing Party shall pay the undisputed portion of such invoice. Upon resolution, the appropriate Party shall pay or credit the other as appropriate.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.5 Records.

8.5.1. BOC Maintenance of Records. BOC will maintain and preserve for a period of not less than three (3) years from the date of preparation thereof complete and accurate records of all data and information (a) reflecting the amount of Steam and Hydrogen delivered to Sunoco by BOC for each Contract Year, and (b) necessary to calculate the payments as provided in this Agreement, including invoices, receipts, charts, printouts and other materials and documents. BOC will make all such records available for inspection by Sunoco or its respective Representatives upon reasonable advance notice.

8.5.2. Sunoco Maintenance of Records. Sunoco will maintain and preserve for a period of not less than three (3) years from the date of preparation thereof complete and accurate records of all data and information (a) reflecting the amount of Feedstock and Utilities delivered to BOC by Sunoco for each Contract Year, and (b) necessary to calculate the payments as provided in this Agreement, including invoices, receipts, charts, printouts and other materials and documents. Sunoco will make all such records available for inspection by BOC or its respective Representatives upon reasonable advance notice.

8.5.3. Electronic Invoicing and Payment. To the extent commercially reasonable for BOC and Sunoco, BOC and Sunoco shall work together to develop an electronic invoicing and payment process for the invoices and payments due under this Agreement.

ARTICLE 9

BOC PERFORMANCE GUARANTEES AND NON-PERFORMANCE

Section 9.1 Nomination Performance Guarantee.

9.1.1. Determination of Nomination Guarantee. Subject to Section 5.11, BOC guarantees that BOC will produce and deliver to Sunoco during the Supply Period Hydrogen within the Hydrogen Specifications at the corresponding daily volume nominations requested by Sunoco with a minimum Percentage Availability of [****]% per Contract Year. As used in this Agreement, “Percentage Availability” means the following:

Percentage Availability =

Total Hydrogen supplied by BOC in a Contract Year

divided by

Total Nominations of Hydrogen by Sunoco in a Contract Year

excluding any (i) period of Zero Hydrogen Supply, (ii) any periods required to safely ramp the BOC Facility up or down based on Sunoco’s nominations of Hydrogen, (iii) BOC Scheduled Maintenance, (iv) a Force Majeure Event, (v) Hydrogen not meeting the Hydrogen Specifications to the extent accepted by Sunoco, and (vi) Sunoco’s failure to deliver or supply Utilities, Natural Gas or Third Party Utilities. For purposes of the annual calculation of the Percentage Availability, the daily Hydrogen supplied by BOC can not exceed the daily Hydrogen nominated by Sunoco.

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9.1.2. Bonus/Liquidated Damage Payment Account.

(a) For each Contract Year, BOC shall establish and maintain a record to record the Percentage Availability on a daily and an annual basis.

(b) If the Percentage Availability is greater than [****]%, then, BOC shall be entitled to receive from Sunoco a bonus payment in an amount equal to the product of (i) the Percentage Availability minus [****] multiplied by (ii) [****] (the “Nomination Bonus Payment”). The Nomination Bonus Payment will be included in the Facility Charge Invoice for the second (2nd) month of the year following the Contract Year in which such Nomination Bonus Payment was earned.

(c) If the Percentage Availability is less than [****]%, then, Sunoco shall be entitled to receive from BOC a payment in an amount equal to the product of (i) [****] minus the Percentage Availability multiplied by (ii) [****] (the “Nomination Liquidated Damage Payment”). The Nomination Liquidated Damage Payment will be credited against the Facility Charge Invoice for the second (2nd) month of the year following the Contract Year in which such Nomination Liquidated Damage Payment was earned. Examples of such Nomination Bonus Payment and Nominated Liquidated Damage Payment are set forth in Schedule 9.1.

Section 9.2 Excused Performance.

9.2.1. Scheduled Maintenance.

(a) During the Supply Period, BOC will be entitled to (i) perform routine maintenance on the BOC Facility for a period of ten (10) days every twenty-four (24) consecutive months (“BOC Routine Maintenance”), and (ii) perform turnarounds and major maintenance on the BOC Facility for a period of twenty-one (21) days every forty-eight (48) consecutive months (“BOC Facility Turnaround” and, together with “BOC Routine Maintenance, “BOC Scheduled Maintenance”). During the first (1st) month of each Contract Year, Sunoco will provide BOC with a rolling four (4) year plan of its anticipated turnaround of the Sunoco Hydrocracker and will give BOC at least six (6) months’ advance written notice of the dates and term of its major maintenance turnaround of the Sunoco Hydrocracker (any such turnaround, the “Sunoco Turnaround” and any such notice the “Sunoco Turnaround Notice”). The Sunoco Turnaround Notice also shall state Sunoco’s anticipated Hydrogen and Steam requirements, if any, during a Sunoco Turnaround and the volumes, if any, of RFG and ROG that Sunoco will supply to BOC during a Sunoco Turnaround. BOC must coordinate and implement the BOC Routine Maintenance and the BOC Facility Turnaround with the routine maintenance and turnaround performed by Sunoco with respect to the Sunoco Hydrocracker which is scheduled to occur for twenty-one (21) days every twenty-four (24) consecutive months, and for twenty-one to thirty days every forty-eight (48) consecutive months. With Sunoco’s prior written approval, BOC may extend the period of the BOC Scheduled Maintenance provided Sunoco has no demand for Hydrogen during such extension. Notwithstanding the foregoing, in the event the Sunoco Turnaround is less than the time period outlined above, then BOC shall nevertheless be entitled to the allowance of BOC Scheduled Maintenance as set forth above.

(b) The Parties acknowledge and agree that the Sunoco Turnaround Notice will be a good faith indication of Sunoco’s intended plans for a Sunoco Turnaround, but will not be binding on Sunoco. At least one hundred twenty (120) days prior to the anticipated turnaround date in the Sunoco Turnaround Notice, Sunoco shall have the right to change the turnaround date by providing notice of the new turnaround date to BOC. If Sunoco elects to change the anticipated turnaround date on less than one hundred twenty (120) days notice to BOC, Sunoco shall bear any documented incremental cost, if any, incurred and that cannot be mitigated by BOC in moving the turnaround date for the BOC

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Routine Maintenance and BOC Facility Turnaround to the new date on which Sunoco will perform routine maintenance and turnaround with respect to the Sunoco Hydrocracker.

9.2.2. Excused Volume Shortfall.

(a) For each Contract Year during the Supply Period, BOC will be permitted up to [****] hours of excused non-performance (the “Excused Annual Shortfall Period”) when no Hydrogen will be required to be supplied to Sunoco notwithstanding Sunoco’s nomination to receive Hydrogen (“Zero Hydrogen Supply”). The Excused Annual Shortfall Period set forth in this Section 9.2.2 shall be in addition to the times in which BOC is excused from delivering Hydrogen to Sunoco under this Agreement as a result of BOC Scheduled Maintenance, a Force Majeure Event, or Sunoco’s failure to supply Utilities, Natural Gas or Third Party Utilities.

(b) BOC shall, on a monthly basis, track and accumulate the times in which Zero Hydrogen Supply has occurred under this Agreement (other than as a result of BOC Scheduled Maintenance, Sunoco’s failure to supply Utilities, Natural Gas or Third Party Utilities or a Force Majeure Event) when Sunoco has nominated a Hydrogen requirement. For each hour of Zero Hydrogen Supply in excess of the Excused Annual Shortfall Period, BOC shall pay to Sunoco an amount equal to [****] per hour (the “On-Stream Guarantee Penalty Payment”). In respect of each hour of Zero Hydrogen Supply less than the Excused Annual Shortfall Period, Sunoco shall pay to BOC an amount equal to [****] per hour (the “On-Stream Guarantee Bonus Payment”).

(c) Sunoco shall be credited for its first On-Stream Guarantee Penalty Payment at the time in which Zero Hydrogen Supply exceeds the Excused Annual Shortfall Period, and thereafter, each time the Zero Hydrogen Supply exceeds the Excused Annual Shortfall, the On-Stream Guarantee Penalty Payment to which Sunoco is entitled shall be deducted from the Facility Charge Invoice for the month following the month in which the On-Stream Guarantee Penalty Payment was earned by Sunoco. If BOC is entitled to receive the On-Stream Guarantee Bonus Payment, such payment shall be added to the Facility Charge Invoice for the second (2nd) month following the Contract Year in which such payment was earned by BOC. Example of On-Stream Guarantee Penalty/Bonus Payments are set forth in Schedule 9.1.

Section 9.3 Trip Guarantee.

9.3.1. Trip Penalty Payment. Except due to any Force Majeure Event, BOC Scheduled Maintenance, Sunoco’s interruption of the supply of Excess ROG (that directly causes the Trip) or Sunoco’s failure to supply Utilities, Natural Gas or Third Party Utilities, during the Supply Period, for each Contract Year, BOC will pay a penalty to Sunoco in the amount set forth on Schedule 9.3.1 for every Trip in excess of the number of Annual Permitted Trips (the “Trip Penalty”). The Trip Penalty is in addition to and independent of the BOC performance guarantees set forth in Section 9.1 and Section 9.2 and any downtime or non-performance associated with a Trip (including as a result of the Annual Permitted Trips) shall be accumulated and shall count in determining the performance guarantees set forth in Section 9.1 and Section 9.2.2.

9.3.2. Incentive Payments for Trips. In the event that the number of Trips for a Contract Year is less than the Annual Permitted Trips for that Contract Year, Sunoco shall pay an incentive payment to BOC in the amount set forth on Schedule 9.3.1 (the “Trip Incentive Payment”).

9.3.3. Payment of Trip Penalty/Incentive Payment. Each Trip Penalty Payment to which Sunoco is entitled shall be deducted from the Facility Charge Invoice for the month following the month in which the Trip generating the payment occurred. If BOC is entitled to receive the Trip

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Incentive Payment, such payment shall be added to the Facility Charge Invoice for the second (2nd) month following the Contract Year in which such payment was earned by BOC. For purposes of this Section 9.3.3, an example of the calculation of any Trip Penalty Payments which may be payable hereunder is set forth in Schedule 9.3.1.

Section 9.4 BOC Oversight Meetings and Corrective Actions.

9.4.1. Operations Interface Meetings. BOC and Sunoco shall have periodic Operations Interface Meetings (to be held at a minimum on a quarterly basis) to review general operational matters including any ongoing situations such as: (a) Zero Hydrogen Supply from BOC; (b) Trips of the BOC Facility; (c) if the purity of the Hydrogen delivered to Sunoco under this Agreement is less than [****]%; or (d) the failure by BOC to meet daily nominations of Hydrogen, to discuss the reasons why such occurrence has happened and how best to resolve the problem and prevent future occurrences, and BOC will advise Sunoco of any corrective measures that may be implemented. The Parties may schedule additional meetings as necessary to discuss any operational matter of specific concern.

9.4.2. BOC Corrective Action Plan. If during any Contract Year one or more of the following occurs: (a) there are more than one hundred sixty-eight (168) hours of Zero Hydrogen Supply; (b) there are more than six (6) Trips at the BOC Facility; (c) the purity of the Hydrogen delivered to Sunoco under this Agreement is less than [****]% for a continuous period of twenty (20) days, or (d) BOC fails to meet the daily nominations of Hydrogen for five (5) days during any month, then, BOC promptly (but in no event later than thirty (30) days after such occurrence) shall submit to Sunoco a plan (the “BOC Corrective Action Plan”) setting forth the reasons/causes of the occurrence and the definitive corrective measures that will be taken by BOC at BOC’s expense (without adjustment to any of the fees hereunder) to address the problem that caused the occurrence, which BOC Corrective Action Plan shall be implemented as soon as commercially practicable. The remedy set forth in this Section 9.4.2 shall be in addition to any other remedies to which Sunoco may be entitled under this Article 9 as a result of the occurrence, and is not intended to minimize or restrict Sunoco’s ability to enforce such remedies.

9.4.3. Management Corrective Action Plan. If during any Contract Year one or more of the following occurs: (a) there are more than two hundred forty (240) hours of Zero Hydrogen Supply; (b) there are more than eight (8) Trips at the BOC Facility; (c) the purity of the Hydrogen delivered to Sunoco under this Agreement is less than [****]% for a continuous period of thirty (30) days, or (d) BOC fails to meet the daily nominations of Hydrogen for ten (10) days during any month, then, in addition to the remedies set forth in Section 9.4.2, senior management from the Sunoco Refinery and the BOC Facility promptly (but in no event later than thirty (30) days after such occurrence) shall meet to review, discuss and mutually agree how best to resolve the problem(s) causing the occurrence and shall establish definitive corrective measures and the time for implementing such measures (the “Management Corrective Action Plan”) that must be taken by BOC at BOC’s expense (without adjustment to any of the fees hereunder) to address the problem(s) that caused the occurrence, and any such Management Corrective Action Plan shall be implemented as soon as commercially practicable. If BOC fails to implement the Management Corrective Action Plan within the time periods set forth therein, BOC shall pay to Sunoco an amount equal to $25,000 per day until BOC fully implements the Management Corrective Action Plan, which amount shall be credited against the Facility Charge Invoice for the next month following the month in which such payment was earned. The remedy set forth in this Section 9.4.3 shall be in addition to any other remedies to which Sunoco may be entitled under this Article 9 as a result of the occurrence, and is not intended to minimize or restrict Sunoco’s ability to enforce such remedies.

9.4.4. Parties’ Corrective Action Plan; Senior Executive Level Meeting. If during any Contract Year one or more of the following occurs: (a) there are more than three hundred

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(300) hours of Zero Hydrogen Supply; (b) there are more than ten (10) Trips at the BOC Facility; (c) if the purity of the Hydrogen delivered to Sunoco under this Agreement is less than [****]% for a continuous period of forty-five (45) days or a total of sixty (60) days in any Contract Year; (d) there is a continuous pattern of unaddressed significant and material safety violations; or (e) BOC fails to meet the daily nominations of Hydrogen for fifteen (15) days during any month, then, in addition to the remedies set forth in Sections 9.4.2 and 9.4.3, senior executive officers from Sunoco and BOC promptly (but in no event later than thirty (30) days after such occurrence with respect to clause (a), (b) and (c) of this Section 9.4.4) shall meet to review, discuss and mutually agree how best to resolve the problem(s) causing the occurrence and BOC shall engage and consult with a third party consultant who is experienced with the issue or issues giving rise to the occurrence. The third party consultant shall recommend definitive corrective measures and the times such corrective measures will be implemented (the “Parties’ Corrective Action Plan”) that must be taken by BOC at BOC’s expense (without adjustment to any of the fees hereunder) to address the problem(s) that caused the occurrence, and any such Parties’ Corrective Action Plan shall be implemented within the time periods established in the Parties’ Corrective Action Plan. If BOC fails to implement such Parties’ Corrective Action Plan within such time periods, then, BOC, with Sunoco’s consent, not to be unreasonably denied or withheld, shall appoint a temporary Qualified Replacement Operator which will operate the Facility until such time that the Parties’ Corrective Action Plan is fully implemented. The costs associated with the third party consultant and the temporary Qualified Replacement Operator shall be paid by BOC. The Facility Charge and all other charges and credits shall continue in effect during such time the Qualified Replacement Operator operates the BOC Facility. The remedy set forth in this Section 9.4.4 shall be in addition to any other remedies to which Sunoco may be entitled under this Article 9 as a result of the occurrence, and is not intended to minimize or restrict Sunoco’s ability to enforce such remedies.

9.4.5. Third Party Plan. In the event that a Corrective Action Plan is implemented but fails to correct the occurrence that it was intended to address and further remedial action is required, then, the Parties agree that the next succeeding Corrective Action Plan shall be implemented by the Parties notwithstanding that the events giving rise to the next succeeding Corrective Action Plan may not have been triggered under the particular Section of this Agreement with respect to that succeeding Corrective Action Plan. For purposes of illustrating the foregoing sentence, in the event that BOC implements a BOC Corrective Action Plan and the BOC Corrective Action Plan fails to correct the occurrence that it was intended to address and further remedial action is required, then, a Management Corrective Action Plan shall be implemented pursuant to Section 9.4.3 notwithstanding that the events set forth in Section 9.4.3 requiring a Management Corrective Action Plan shall not have occurred. If BOC ultimately is required to implement a Parties’ Corrective Action Plan and such Parties’ Corrective Action Plan fails to correct the occurrence that it was intended to address and further remedial action is required, then, the Parties shall appoint a mutually agreed independent qualified third party to develop a commercially reasonable revised plan within the scope of the Parties’ operating abilities (the “Third Party Plan”). BOC shall implement such Third Party Plan within the time frames set forth therein. In the event BOC fails to implement the Third Party Plan, then, BOC, with Sunoco’s consent, not to be unreasonably denied or withheld, shall appoint a Qualified Replacement Operator which will operate the BOC Facility for a period of up to twelve (12) months. BOC may resume operations of the BOC Facility when BOC presents a plan that is reasonably acceptable to Sunoco (the “Step In Plan”). The costs associated with the Qualified Replacement Operator shall be paid by BOC. The Facility Charge and all other charges and credits shall continue in effect during such time the Qualified Replacement Operator operates the BOC Facility. The remedy set forth in this Section 9.4.5 shall be in addition to any other remedies to which Sunoco may be entitled under this Article 9 as a result of the occurrence, and is not intended to minimize or restrict Sunoco’s ability to enforce such remedies.

9.4.6. Option to Terminate. In the event BOC resumes operations of the BOC Facility pursuant to Section 9.4.5 and the Step In Plan fails to correct the occurrences covered by the Step

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In Plan, then Sunoco shall have the right to terminate this Agreement, subject to Section 18.3.3. If Sunoco elects to terminate the Agreement pursuant to this Section 9.4.6, then such termination shall be effective on the second (2nd) anniversary of the date of the notice given by Sunoco under this Section 9.4.6.

9.4.7. Excused from Application . Notwithstanding the foregoing, BOC shall be excused from the application of the provisions of Sections 9.4.2, 9.4.3, 9.4.4 and 9.4.5, above, due to any Force Majeure Event, BOC Scheduled Maintenance or Sunoco’s failure to (a) supply the Feedstock, Third Party Utilities and Utilities as contemplated under this Agreement or (b) purchase and take Steam.

9.4.8. Obligation to Correct. Except in those circumstances in which Sections 9.4.2, 9.4.3, 9.4.4 and 9.4.5 are applicable, BOC shall use all commercially reasonable efforts to expeditiously rectify the circumstances giving rise to any occurrence triggering the application of Section 9.1, Section 9.2.2 and Section 9.3.

Section 9.5 Sunoco Oversight Meetings and Corrective Actions.

9.5.1. Operations Interface Meetings. BOC and Sunoco shall have periodic operation interface meetings to review general operational matters regarding Sunoco’s supply of (a) Softened Water not meeting the specifications for pH at 25oF, conductivity and hardness as set forth on Schedule 4.1.2 or Electricity not meeting the specifications set forth on Schedule 4.1.2, or (b) taking of effluent and Steam as required under this Agreement to discuss the reasons why such occurrence has occurred and how to best resolve the problem and prevent future occurrences. Sunoco will advise BOC of any corrective measures that may be implemented to address such occurrences.

9.5.2. Sunoco Action Plan. If during any Contract Year, Sunoco (a) fails to supply Softened Water meeting the specifications for pH at 25oF, conductivity and hardness as set forth on Schedule 4.1.2 in this Agreement for more than twenty-four (24) hours, or (b) fails to provide Electricity meeting the specifications set forth in Schedule 4.1.2 for a period of time longer than twenty-four (24) hours, or (c) fails to maintain the redundancy set forth in Section 4.5, then Sunoco shall submit to BOC a definitive plan to correct such occurrences and shall implement the plan at the times set forth therein. If Sunoco fails to implement the corrective action plan within the time periods set forth therein, Sunoco shall pay to BOC an amount equal to $25,000 per day until Sunoco fully implements its corrective action plan, which amount will be included in the Facility Charge Invoice for the next month following the month in which such amount was earned. Notwithstanding the above, clause (b) of this Section 9.5.2 shall not apply if Sunoco’s failure to provide Electricity to BOC is due to a third party’s failure to supply Sunoco with electricity. The remedy set forth herein shall be in addition to any other remedies BOC may be entitled under this Section 9.5.

9.5.3. Obligation to Correct. Except in those circumstances in which Section 9.5.2 applies, Sunoco shall use all commercially reasonable efforts to expeditiously rectify the circumstances giving rise to any occurrence triggering the application of Section 9.5.1.

ARTICLE 10

INSURANCE

Section 10.1 Insurance. During the Term of this Agreement, BOC and Sunoco shall each at its own expense obtain and maintain the following insurance coverages, that, in the case of each Party, may be provided by self-insurance subject to the reasonable approval of the other Party, which approval shall include satisfying the approving Party as to the requesting Party’s ability to fulfill its financial obligations under this Agreement including its indemnity obligations under this Agreement:

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(a) with respect to its employees located at the Sunoco Refinery and the BOC Facility, if any, workers’ compensation insurance and employer’s liability insurance that equals or exceeds statutory requirements in the State of Ohio including employers’ liability insurance with limits of at least $1,000,000 per occurrence;

(b) (A) for Sunoco, comprehensive or commercial general liability insurance with bodily injury and property damages combined single limits of at least [****] per occurrence; such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability, broad form property damage liability, personal injury liability, explosion, collapse and underground hazard coverage, and products completed operations liability, and (B) for BOC, comprehensive or commercial general liability insurance with bodily injury and property damages combined single limits of at least [****] per occurrence during the Construction Period and [****] per occurrence after the Construction Period; such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability, broad form property damage liability, personal injury liability, explosion, collapse and underground hazard coverage, and products completed operations liability;

(c) comprehensive automobile liability insurance with bodily injury and property damages, combined single limits of at least five million dollars ($5,000,000) per occurrence, covering all owned, hired and non-owned vehicles for which each Party is responsible;

(d) BOC shall maintain or cause to be maintained builders risk insurance and an all risk property insurance policy, with a deductible not to exceed two hundred fifty thousand dollars ($250,000), or other commercially reasonable amounts, during the testing and startup of the BOC Facility and an amount reasonable with regard to BOC’s risk retention capabilities at all other times, covering the BOC Facility in an amount equal to the replacement value of the BOC Facility; and

(e) BOC shall maintain business interruption insurance and contingent business interruption insurance in an amount equal to twelve (12) months projected continuing expenses and net profits of BOC; this insurance shall include coverage for business interruption arising from loss or damage to the BOC Facility as well as contingent business interruption arising from loss or damage to property and equipment of others; coverage shall be included for debris removal and extra/expediting expenses in an amount not less than $1,000,000. Such extension may be subject to deductibles not to exceed thirty (30) days. All requirements under this section shall be subject to reasonable terms, conditions, pricing and availability of coverage in the commercial insurance market.

Section 10.2 Endorsements. The comprehensive or commercial general, comprehensive automobile liability and workers’ compensation policies shall include the following endorsement items, except where prohibited by local statute:

(a) Each Party waives and will require its insurer to waive any right of subrogation against Sunoco and BOC and their respective officers, directors, employees, partners, agents, contractors or subcontractors, as the case may be, and to any right of the insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Person insured under such policy.

(b) Notwithstanding any provision of the policy, either Party shall provide thirty (30) days’ prior written notice to the other Party in the event of cancellation or material change with regard to any insurance policies required and maintained in connection with Article 10 of this Agreement.

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Section 10.3 Evidence. Each Party shall cause its insurers or agents to provide the other Party with evidence of insurance affirming the policies set forth in Section 10.1 and Section 10.2 no later than thirty (30) days following the Effective Date and thirty (30) days following the renewal date of such policies.

Section 10.4 Effect of Insurance. Neither failure to comply nor full compliance by either Party with the insurance provisions of this Agreement shall limit or relieve such Party from complying with its indemnification obligations hereunder.

Section 10.5 Additional Insured. Each Party will have the other named as an additional insured on their comprehensive general liability insurance and comprehensive automobile liability insurance policies, to the extent each Party is indemnified hereunder.

ARTICLE 11

INDEMNIFICATION

Section 11.1 Indemnification for Operations.

11.1.1. BOC Indemnity for Operations of BOC Facility. BOC agrees to indemnify, defend and hold harmless each Sunoco Indemnified Party from and against any and all Losses suffered by a Sunoco Indemnified Party or a third party to the extent arising from or caused by acts or omissions of BOC, its Affiliates or any of their officers, directors, agents, employees, contractors, invitees or Representatives in the operation of the BOC Facility.

11.1.2. Sunoco Indemnity for Operations of Sunoco Refinery. Sunoco agrees to indemnify, defend and hold harmless each BOC Indemnified Party from and against any and all Losses suffered by a BOC Indemnified Party or a third party to the extent arising from or caused by the acts or omissions of Sunoco, its Affiliates or any of their officers, directors, agents, employees, contractors, invitees or Representatives in the operation of the Sunoco Refinery.

11.1.3. Joint Responsibility. In the event that a BOC Indemnified Party or a Sunoco Indemnified Party contributes to Losses subject to indemnification by the other Party pursuant to Section 11.1.1 or 11.1.2, each Party’s liability therefore shall be limited to such Party’s proportionate degree of contribution.

Section 11.2 Aggregate Occurrence and Annual Indemnity Cap.

11.2.1. Indemnification Caps. Notwithstanding any other provision hereof, no Indemnifying Party shall have any liability with respect to Losses under Sections 11.1.1, 11.1.2 and 11.1.3 for property damage to the BOC Facility or the Sunoco Refinery in excess of the following amounts: an amount of [****] per occurrence (the “Per Occurrence Indemnification Cap”) and an aggregate amount of [****] per Contract Year (the “Contract Year Indemnification Cap” and, together with the Per Occurrence Indemnification Cap, “Indemnification Caps”). The Indemnification Caps set forth in this Section 11.2.1 shall not apply to third party claims or claims for personal injury.

11.2.2. Application of Contract Year Indemnification Cap. The Contract Year Indemnification Cap is intended to be applied on a global basis with respect to this Agreement, the Lease Agreement and the Construction Agreement such that no Indemnifying Party shall have any liability with respect to Losses under this Agreement, the Construction Agreement and the Lease Agreement (as set forth in the respective agreements) that, when taken separately or together, exceed the Contract Year Indemnification Cap for the period covered thereby.

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Section 11.3 Notice. If an Indemnified Party shall receive notice or have actual knowledge of any claim, demand, action, suit or proceeding that may result in a claim by such Party against an Indemnifying Party for indemnification under this Agreement (collectively, “Claims”), such Indemnified Party shall, as promptly as is reasonably possible, give the Indemnifying Party notice of such Claim, including (a) a reasonably detailed description of the facts and circumstances relating to such Claim and the basis for its potential claim for indemnification with respect thereto, and (b) a complete copy of all notices, pleadings and other papers related thereto; provided, however, that failure promptly to give such notice or to provide such information and documents shall not relieve the Indemnifying Party of any indemnification obligation it may have under this Article 11 unless such failure shall materially diminish the ability of the Indemnifying Party to respond to or to defend the Party failing to give such notice against such Claim. The Indemnified Party and the Indemnifying Party shall consult and cooperate with each other regarding the response to and the defense of any such Claim and the Indemnifying Party shall, upon its acknowledgment in writing of its obligation to indemnify the Party seeking indemnification, be entitled to and shall assume the defense or represent the interests of the Party seeking indemnification in respect of such Claim, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of such Party and to propose, accept or reject offers of settlement, all at its sole cost; provided, however, that no such settlement shall be made without the written consent of the relevant Indemnified Party, such consent not to be unreasonably withheld. Nothing herein shall prevent an Indemnified Party from retaining its own counsel and participation in its own defense at its own cost and expense. The Parties shall cooperate with each other in any notifications to insurers.

Section 11.4 Survival. Any Claim arising out of an event or occurrence that occurs during the term of this Agreement shall survive the expiration of this Agreement, or any earlier termination thereof until such Claim has been resolved.

Section 11.5 Failure to Defend Action. If a Party is entitled to indemnification under this Article 11 as a result of a claim by a third party, and the Indemnifying Party fails to assume the defense of such claim, the Indemnified Party will, at the expense of the Indemnifying Party, contest or, with the prior written consent of such Indemnifying Party, settle such claim. An Indemnified Party assuming such defense need not contest such claim and settlement or full payment of such claim may be made without consent of the Indemnifying Party if, the Indemnified Party provides at least thirty (30) days prior written notice of such settlement and receives a written and reasonable opinion of the Indemnified Party’s independent outside legal counsel that such claim is meritorious, a copy of which will be included in the notice delivered to the Indemnifying Party hereunder.

Section 11.6 Consequential Damages Exclusion. Notwithstanding anything to the contrary contained in this Agreement, except for the Capital Improvement and Restart Payment or any other express payment obligation under this Agreement, neither Sunoco nor BOC shall be liable to the other whether in contract, tort, misrepresentation, warranty, negligence, strict liability or otherwise for any consequential, special, indirect or incidental damages including, but not limited to, lost profits or business interruption arising from a failure of such Party to perform any of its obligation under this Agreement, unless such obligation arises out of the fraudulent actions of such Party. The terms “consequential damages,” “special damages,” “indirect damages” and “incidental damages” shall include without limitation, damages that would be classified as such under the Uniform Commercial Code of the State of Ohio.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 12

FORCE MAJEURE

Section 12.1 Force Majeure.

12.1.1. Force Majeure Event.

(a) Neither BOC nor Sunoco shall be considered in default in the performance of its obligations under this Agreement or be liable in damages for failure or delay in performance which is due to a Force Majeure Event, provided that the excuse of performance shall be of no greater scope and no longer duration than is reasonably required because of the Force Majeure Event. For purposes of this Agreement, “Force Majeure Event” shall mean and include any act or event that prevents or delays the performance by either Party of its obligations under this Agreement if and to the extent that:

(i) such act or event is caused by a Third Party (as defined in this Section 12.1.1(c)(ii) (a “Third Party Act”), and (A) the Third Party Act is beyond such Party’s control and not the result of such Party’s fault or negligence, and (B) such Party has been unable to overcome the consequences of the Third Party Act by the exercise of commercially reasonable efforts; or

(ii) such act or event is caused by an “act of God” or “natural occurrence.”

(b) [****], a Force Majeure Event shall, include, but not be limited to, the following acts or events, or any similar and equally serious acts or events which prevent or delay the performance by a Party of its obligations under this Agreement: a nuclear emergency, war, an act of terrorism, blockade, insurrection, restrictions or restraints imposed by law or by any Governmental Rule. Increased cost of performance by any Party or the inability of a Party to pay monies or other economic difficulty on behalf of a Party shall not be considered a Force Majeure Event. [****]; provided that, equipment damage, breakdown or malfunction caused as a result of the manufacture, design, installation or maintenance of the equipment will not be a Force Majeure Event.

(c) For purposes of this Section 12.1.1:

(i) “act of God” or “natural occurrence” shall mean a natural occurrence such as an earthquake, flood, lightening strike, tornado, hurricane, severe storm or similar equally serious act or event which has a major cataclysmic impact or effect.

(ii) “Third Party” shall mean, with respect to any Party, any Person that is not under the control, direction or supervision of a Party or its Affiliates or otherwise employed, engaged or affiliated with the Party.

12.1.2. Consequences Upon a Force Majeure Event. If any Party is rendered wholly or partially unable to perform its obligations (other than any obligation to make any payment hereunder) under this Agreement because of a Force Majeure Event, that Party shall be excused from

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

whatever performance is affected by such event of Force Majeure Event to the extent so affected, provided that:

(a) the non-performing Party as soon as reasonably possible after the occurrence of the inability to perform due to a Force Majeure Event provides written notice to the other Party of the particulars of the occurrence including an estimate of its expected duration and probable impact on the performance of its obligations hereunder; and

(b) the non-performing Party shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and to remedy its inability to so perform as quickly as possible.

Section 12.2 Third Party Review. If the Force Majeure Event continues after a sixty (60) day period, then, the non-performing Party shall, at its sole cost and expense, engage a qualified independent third party (the “Third Party Reviewer”) to review the circumstances and/or impact of the Force Majeure Event on the non-performing Party and to determine a commercially reasonable time and manner in which the consequences of the Force Majeure Event should be corrected (the “Third Party Review”). The Third Party Reviewer shall be subject to the reasonable consent of the other Party. The non-performing Party shall use commercially reasonable efforts to address the consequences of the Force Majeure Event within the time period set forth in the Third Party Review. If the non-performing Party fails to correct such consequences within such time period, the non-performing Party shall not be excused from performance for the Force Majeure Event after the time period for correction as established by the Third Party Reviewer.

Section 12.3 BOC Force Majeure Event. If there is a BOC Force Majeure Event and BOC fails to deliver the Minimum Hydrogen Quantity nominated by Sunoco for a period of five (5) consecutive days, then, Sunoco shall, after such five (5) day period, have no obligation to pay that portion of the Facility Charge (together with any then applicable price adjustment) which it would otherwise have been obligated to pay to BOC pursuant to this Agreement that is apportionable to such full days during which the BOC Force Majeure Event is in effect. If BOC so elects in writing, the Supply Period shall be extended three (3) times the period of abatement for a BOC Force Majeure Event occurring during the first five years of the Supply Period, and one (1) time the period of abatement for a BOC Force Majeure Event occurring thereafter; provided that the period of extension shall not exceed one hundred eighty (180) days. Sunoco shall be required to pay the Facility Charge during the period of extension of the Supply Period pursuant to this Section 12.3.

Section 12.4 Sunoco Force Majeure Event. Upon the occurrence of a Sunoco Force Majeure Event during which Sunoco takes no Hydrogen or fails to take the Minimum Hydrogen Quantity nominated by Sunoco for a period of five (5) or more consecutive days, the Supply Period automatically shall be extended for the same number of full days during which the Sunoco Force Majeure Event remains in effect; provided that the period of extension shall not exceed one hundred eighty (180) days. Sunoco shall not be excused from paying to BOC the Facility Charge provided for in this Agreement during the Sunoco Force Majeure Event, but shall be excused from paying the Facility Charge during the extension of the supply period pursuant to this Section 12.4.

ARTICLE 13

ALLOCATIONS

Section 13.1 Allocations of Hydrogen. If at any time the Total Available Hydrogen is insufficient to fulfill BOC’s daily delivery obligations to Sunoco and the BOC Pipeline Customer (whether as a result of a Force Majeure Event or otherwise), Sunoco shall receive no less than an

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allocation that would result if BOC were to allocate its Total Available Hydrogen equitably among Sunoco and the BOC Pipeline Customer based on the average volumes of Hydrogen that were taken by Sunoco and the BOC Pipeline Customer in the seventy-two (72)-hour period of normal operation excluding Sunoco Turnaround or start-up periods immediately prior to the period requiring such allocation.

ARTICLE 14

WARRANTY

Section 14.1 Warranty. BOC warrants that (a) the Hydrogen delivered to Sunoco under this Agreement shall conform to the Hydrogen Specifications unless the failure to meet the Hydrogen Specifications is caused by the failure of Sunoco to supply BOC with Feedstock meeting the appropriate Feedstock Specifications; (b) the Steam delivered to Sunoco under this Agreement shall conform to the Steam Specifications, unless the failure to meet the Steam Specifications is caused by the failure of Sunoco to supply Softened Water for the production of Steam meeting the appropriate Utilities Specifications for Softened Water; and (c) at the time of delivery thereof, BOC shall have good title and right to transfer the Hydrogen and Steam and that the Hydrogen and Steam shall be delivered to Sunoco free and clear of any Encumbrance.

Section 14.2 Limitations. THE WARRANTIES SET FORTH IN SECTION 14.1 ARE IN LIEU OF ALL OTHER WARRANTIES BY BOC, EXPRESS OR IMPLIED, IN FACT OR BY LAW, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 15

DISPUTE RESOLUTION

Section 15.1 Dispute Resolution. The Parties agree that if there is a dispute or controversy arising out of or related to this Agreement, such dispute or controversy shall be resolved pursuant to the procedures set forth in Appendix B, and that the procedures set forth on Appendix B are hereby incorporated by reference in this Agreement as if fully set forth herein.

ARTICLE 16

NOTICE AND SERVICE

Section 16.1 Notice. All notices, including communications and statements that are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise provided, and shall be delivered by hand, by nationally recognized overnight courier or by registered or certified mail to the Parties at the following addresses:

If to Sunoco:	Sunoco, Inc. (R&M)
1801 Market Street
Philadelphia, PA 19103
Attention: General Counsel

with a copy to:	Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, PA 19103-2799
Attention: Barry M. Abelson, Esquire

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to BOC:	BOC Americas (PGS), Inc.
575 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: General Counsel

with a copy to:	BOC Americas (PGS), Inc.
575 Mountain Avenue
Murray Hill, New Jersey 07974
Attention: Vice President,
Product Management

or at such other address that a Party may designate as a new address for itself for purpose of notice hereunder by written notice to the other Party duly given as provided herein. Any notice delivered (a) personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused; (b) by nationally recognized overnight courier shall be deemed to have been given on the date of delivery; and (c) by registered or certified mail shall be deemed to have been given three (3) Business Days after such notice is deposited in the mail.

ARTICLE 17

ASSIGNMENT AND SALE OF BOC FACILITY

Section 17.1 Assignment by Sunoco. Sunoco may assign this Agreement to (a) an Affiliate of Sunoco and (b) [****]. No other assignment of this Agreement will be permitted without the prior written consent of BOC.

Section 17.2 Assignment by BOC. BOC may assign this Agreement (a) without the consent of Sunoco, to an Affiliate of BOC so long as such Affiliate is a Qualified Replacement Operator and (b) subject to Section 17.4, to any subsequent owner of all or a substantial portion of the BOC Facility. No other assignment of this Agreement will be permitted without the prior written consent of Sunoco, except that BOC shall, and shall be required to, assign the appropriate provisions of this Agreement (as mutually determined by the Parties) to any Qualified Replacement Operator appointed pursuant to this Agreement to operate the BOC Facility.

Section 17.3 Assumption of Obligations. The Party assigning its rights and obligations hereunder in connection with an assignment permitted under Section 17.1 or Section 17.2 or approved by the other Party in writing shall procure as a condition precedent to that assignment a separate assumption agreement from the assignee thereof to the effect that the assignee accepts and agrees to be fully and unconditionally bound by the terms and provisions of this Agreement. Except as otherwise provided under Ohio law, upon the delivery of such assumption agreement by the assignee, the assigning Party shall be released from obligations and liabilities with respect to the events occurring subsequent to the date of the assignment.

Section 17.4 Sale of BOC Facility. BOC may sell, transfer or assign the BOC Facility or any substantial portion of the assets of the BOC Facility to a Qualified Replacement Operator, subject to Sunoco’s consent and approval, not to be unreasonably denied or delayed; provided, however, that Sunoco shall not be deemed to have unreasonably denied or withheld its consent if the Qualified Replacement Operator is a Sunoco Competitor. The Parties agree that this Section 17.4 shall apply to the sale, transfer or assignment of the BOC Facility, whether it results from the sale of the shares of, or the equity interests in, an entity (but only if the BOC Facility is the primary operating asset of such entity) or of the BOC Facility itself.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 18

DEFAULTS AND TERMINATION

Section 18.1 Events of Default by Sunoco. Each of the following shall constitute a Sunoco Event of Default (“Sunoco Event of Default”):

(a) Sunoco commences a voluntary proceeding under any federal or state bankruptcy, insolvency or reorganization law, or such a proceeding is filed against Sunoco and it fails to have such proceeding stayed or vacated within sixty (60) days thereafter, or Sunoco is unable to pay its debts generally as they become due, or Sunoco makes a general assignment for the benefit of creditors for or on account of antecedent indebtedness; or

(b) any representation or warranty of Sunoco shall prove to have been false or inaccurate in any material respect upon the date when made or deemed to have been made.

Section 18.2 Events of Default by BOC. Each of the following shall constitute a BOC Event of Default (“BOC Event of Default”):

(a) BOC commences a voluntary proceeding under any federal or state bankruptcy, insolvency or reorganization law, or such a proceeding is filed against BOC and it fails to have such proceeding stayed or vacated within sixty (60) days thereafter, or BOC is unable to pay its debts generally as they become due, or BOC makes a general assignment for the benefit of creditors for or on account of antecedent indebtedness; or

(b) any representation or warranty of BOC shall prove to have been false or inaccurate in any material respect upon the date when made or deemed to have been made.

Section 18.3 Termination of Agreement.

18.3.1. Termination by a Party. This Agreement may be terminated as follows:

(a) by written notice of BOC upon a Sunoco Event of Default;

(b) by written notice of Sunoco upon a BOC Event of Default;

(c) subject to Section 18.3.3, [****]; or

(d) subject to Section 18.3.3, by Sunoco pursuant to Section 9.4.6.

18.3.2. Automatic Termination. This Agreement shall automatically terminate as follows:

(a) upon the expiration of the Initial Term as provided in Section 2.2; or

(b) the expiration of the Term Extension Period, if applicable, agreed by the Parties pursuant to Section 2.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.3.3. Senior Level Meeting Prior to Termination. Prior to a termination by Sunoco pursuant to Section 18.3.1(c) or 18.3.1(d), the senior executive officers of Sunoco and BOC shall meet at a mutually agreeable place and time (such time not to exceed thirty (30) days after Sunoco notifies BOC of its intention to terminate this Agreement pursuant to Section 18.3.1(c) or 18.3.1(d)) to make a good faith attempt to resolve the issues giving rise to Sunoco’s right to terminate Section 18.3.1(c) or 18.3.1(d).

18.3.4. Site Preparation Costs. Schedule 18.3.4 sets forth as of the Effective Date an estimate of the site preparation costs expected to be incurred by Sunoco (the “Site Preparation Costs”). Notwithstanding such estimate, BOC acknowledges and agrees that if Sunoco terminates this Agreement pursuant to Section 18.3.1(c), BOC shall reimburse Sunoco for all actual out-of-pocket Site Preparation Costs incurred by Sunoco as documented by Sunoco through invoices. BOC shall pay such Site Preparation Costs within thirty (30) days after receipt of the invoices documenting such costs.

Section 18.4 Equitable Relief, Service of Process and Jurisdiction. Notwithstanding any other provision of this Agreement to the contrary, in the event that a Party determines in good faith that the other Party is willfully refusing to perform its obligations under this Agreement, and such refusal is reasonably likely to cause substantial economic harm to the affected Party, the affected Party may seek immediate equitable relief from any United States District Court in the State of Ohio (the “Federal Court”) to require the non-performing Party to perform its obligations under this Agreement or, if the Federal Court does not have jurisdiction, any state court in the State of Ohio (the “State Court”). Each of the Parties (a) hereby irrevocably submits to the exclusive jurisdiction of the Federal Court or the State Court, as applicable, for the purposes of any suit, action or other proceeding for equitable relief arising under this Agreement brought by any of the Parties or their permitted assigns; (b) hereby irrevocably agrees that all equitable claims in respect of such action or proceeding may be heard and determined in such Federal Court or State Court, as applicable, to the fullest extent permitted by Governmental Rule; and (c) to the extent permitted by applicable Governmental Rule, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the Federal Court or the State Court, as applicable, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by the Federal Court or the State Court, as applicable. A final judgment (which shall include the exhaustion of a Party’s appellate rights) obtained in respect of any action, suit or proceeding referred to in this Section 18.4 shall be conclusive. This Section 18.4 shall be in addition to and not in lieu of the dispute resolution procedures set forth in Appendix B, and neither Party shall be deemed to have waived the dispute resolution procedures set forth in Appendix B in the event that this Section 18.4 is invoked.

ARTICLE 19

EXPANSION OF BOC FACILITY

Section 19.1 Expansion of BOC Facility. After the Commercial Operations Date, if Sunoco’s demands for Hydrogen increase beyond what is contemplated under the terms of this Agreement, Sunoco shall so notify BOC in writing of the additional Hydrogen that Sunoco requires (the “Additional Hydrogen Demand”) and BOC shall use commercially reasonable efforts to produce additional Hydrogen from the then existing BOC Facility at a price provided by BOC and acceptable to Sunoco or to supply Sunoco with additional Hydrogen from a source other than the BOC Facility to meet the Additional Hydrogen Demand. If BOC intends to supply Sunoco with Hydrogen from a source other than the BOC Facility, BOC shall give Sunoco reasonable advanced written notice of the source and the price at which the Additional Hydrogen Demand shall be met. If BOC can not meet the Additional Hydrogen Demand from the then existing BOC Facility or otherwise or if the price at which BOC will

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supply the Additional Hydrogen Demand is not reasonably acceptable to Sunoco, BOC shall provide to Sunoco a proposal for expansion of the BOC Facility (the “Expansion Proposal”). Sunoco shall have a period of ninety (90) days after receipt of the Expansion Proposal to accept or reject the Expansion Proposal. In the event that Sunoco elects to accept the Expansion Proposal, BOC shall be required to undertake the expansion of the BOC Facility in accordance with the Expansion Proposal.

ARTICLE 20

MISCELLANEOUS

Section 20.1 Taxes. During the Supply Period, Sunoco shall pay sales and use taxes levied by the State of Ohio or any other taxing authority on the sale of Hydrogen and Steam and any other taxes associated with BOC’s supply obligations under this Agreement (other than state and local property taxes imposed on the BOC Facility and any tax based upon the equity or income of BOC). BOC will cooperate with Sunoco, at no cost to BOC, to minimize such taxes. Notwithstanding the foregoing sentence, with respect to personal property taxes or payment in lieu of such taxes assessed against the BOC Facility, during the Term of this Agreement, Sunoco shall reimburse BOC for personal property taxes or payment in lieu of such taxes assessed against the BOC Facility in proportion to the amount that Sunoco’s reserved capacity of Hydrogen is of the total amount of Hydrogen capacity reserved by Sunoco and the BOC Pipeline Customer. Any amount required to be paid by Sunoco under this Section 20.1 will be paid by Sunoco in the first (1st) month following the receipt by Sunoco of an invoice of such taxes.

Section 20.2 Estoppel Certificates. Sunoco and BOC shall execute and deliver to each other, at such time or times as Sunoco or BOC may request, a certificate evidencing whether or not (a) this Agreement is in full force and effect; (b) this Agreement has been modified or amended in any respect and describing such modifications or amendments, if any; and (c) there are any existing defaults thereunder to the knowledge of the Party executing the certificate, and specifying the nature of such defaults, if any. If either Party shall fail to deliver said certificate within fifteen (15) days from request therefor it shall be concluded that this Agreement is in full force and effect, unmodified and without default. Any certificate delivered pursuant to this Section 20.2 may be relied upon by any prospective Permitted Assignee or any prospective purchaser of the Sunoco Refinery.

Section 20.3 Confidentiality. Sunoco and BOC agree that they will maintain in confidence, and will cause their respective Representatives to maintain in confidence, and not use to the detriment of the other Party any written, oral, or other information obtained in confidence from the other Party in connection with this Agreement or the transactions contemplated by this Agreement and will be bound by the terms of the confidentiality provisions set forth on Appendix C, and that the provisions set forth on Appendix C are hereby incorporated by reference in this Agreement as if fully set forth herein.

Section 20.4 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflicts of law.

Section 20.5 Severability and Renegotiation. Should any provision of this Agreement for any reason be declared invalid or unenforceable by final and unappealable order of any court or regulatory body having jurisdiction there over, such decision shall not affect the validity of the remaining portions, which remaining portions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. In the event any such provision of this Agreement is so declared invalid, the Parties shall promptly renegotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

Section 20.6 Other Agreements; Amendments. This Agreement and the Appendixes, Schedules and Exhibits attached hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matters herein and constitute the entire agreement

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and understanding of the Parties relating to the subject matters herein. No amendment or modification of the terms of this Agreement shall be binding upon either Party to this Agreement unless reduced to writing and executed by Sunoco and BOC.

Section 20.7 Non-Waiver. It is understood that any delay, waiver or omission by Sunoco or BOC to exercise any right or power arising from any breach or default by Sunoco or BOC with respect to any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by Sunoco or BOC of any subsequent breach or default of the same or other terms, provisions or covenants on the part of Sunoco or BOC. All such waivers must be in writing to be effective.

Section 20.8 Captions. All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

Section 20.9 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall have the same force and effect as the original instrument.

Section 20.10 Binding Effect. The terms and provisions of this Agreement and the respective rights and obligations hereunder of Sunoco and BOC shall be binding upon, and inure to the benefit of, their respective successors and permitted assigns.

Section 20.11 Public Announcements. The Parties agree that no Party will issue any press release or make any announcement to employees or other public statement with respect to the proposals contemplated in this Agreement without the prior written agreement of the other Parties. The Parties will consult with each other with respect to the content of any such release, announcement, or statement.

Section 20.12 Changes in Governmental Rules. If, at any time after the Effective Date, there is a change in Governmental Rules that may (i) materially limit the production capacity of the BOC Facility, (ii) materially increase the cost of operating or maintaining the BOC Facility, or (iii) require modifications or additions to the BOC Facility, BOC shall provide Sunoco with a written plan setting forth the change in Governmental Rules, BOC’s estimation of the impact to the BOC Facility, BOC’s proposed method for complying with such change in Governmental Rules, and any reasonable action BOC intends to take in order to eliminate or minimize the impact of such change in Governmental Rules on the BOC Facility. BOC shall consult with Sunoco concerning the most economical and commercially prudent methods for complying with such change in Governmental Rules to confirm that there is not a more cost effective manner in which to comply with such change in Governmental Rules. BOC and Sunoco agree to cooperate with each other in good faith in order to minimize any costs and expenses incurred with respect to the BOC Facility as a result of any change in Governmental Rules. Once the process set forth in this Section 20.12 has been completed, BOC may carry out any modifications or additions required to the BOC Facility in compliance with the method adopted by BOC. The Facility Charge to Sunoco will be adjusted on a proportional basis with any BOC Pipeline Customer to reflect any such modifications and additions after taking into account the unexpired term of the Supply Period remaining under this Agreement.

Section 20.13 Maintenance of Management System.

20.13.1. Facility Management System. During the Term, BOC shall maintain a management system for the BOC Facility (the “BOC Facility Management System”) which addresses all

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of the elements set forth on Sunoco’s Facility Management Systems attached hereto as Schedule 20.13.1 substantially in the manner set forth thereon (the “Required Elements”).

20.13.2. Verification of Management System. Within 180 days after the Commercial Operations Date, BOC shall permit a third party auditor selected by Sunoco (an “Approved Auditor”) to review and audit the BOC Facility Management System and to assess whether the BOC Facility Management System addresses all of the Required Elements in the manner set forth on Schedule 20.13.1. BOC acknowledges and agrees that the Approved Auditor shall deliver a letter to Sunoco confirming whether the BOC Facility Management System addresses the Required Elements in the proper manner (the “Verification Letter”). If the Approved Auditor is unable to confirm that the BOC Facility Management System complies with this Section 20.13, BOC shall use commercially reasonable efforts to revise the BOC Facility Management System to ensure compliance, and BOC shall permit an Approved Auditor to review such BOC Facility Management System. Upon reasonable notice to BOC and during reasonable business hours so as not to interfere with BOC’s operations at the BOC Facility, Sunoco shall maintain the right to periodically review the BOC Facility Management System following Sunoco’s receipt of the Verification Letter to ensure that the BOC Facility Management System continues to address the Required Elements.

Section 20.14 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on or to any Person other than the Parties hereto and their respective successors and permitted assigns (whether so expressed or not), and no Party hereto shall have any obligation to any such Persons (other than respective successors and permitted assigns of the Parties hereto).

Signature Page Follows

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Product Supply Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.

SUNOCO, INC. (R&M)

By:	/s/ Joel H. Maness
Name:	Joel H. Maness
Title:	Senior Vice President, Refining & Supply

BOC AMERICAS (PGS), INC.

By:	James Blake, Vice President

	By:	Alan P. Iantosca,
as Attorney-In-Fact for James Blake under a Power of Attorney, dated September 10, 2004

/s/ Alan P. Iantosca

The undersigned is executing this Product Supply Agreement solely for the purposes of making the representations and warranties set forth in Sections 3.2.5 and 3.2.6, and the covenants set forth in Section 3.4.1 and Section 3.5.

THE BOC GROUP, INC.

By:	James Blake, Vice President

	By:	Alan P. Iantosca,
as Attorney-In-Fact for James Blake under a Power of Attorney, dated September 10, 2004

/s/ Alan P. Iantosca

End of Signatures

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APPENDIX A

DEFINITIONS

“act of God” shall have the meaning set forth in Section 12.1.1(c)(i) of this Agreement.

“Additional Hydrogen Demand” shall have the meaning set forth in Section 0 of this Agreement.

“Additional Hydrogen Volume” shall have the meaning set forth in Section 5.7.1 of this Agreement.

“Adjustable Error” shall have the meaning set forth in Section 7.6.3 of this Agreement.

“Affiliate” shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. As used in this definition, “control,” “controlled by” and “under common control with” shall mean possession, directly or indirectly, or power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or other partnership or ownership interests, by contract or otherwise); provided, however, that in any event, any Person that has ownership interests in directly, indirectly or beneficially fifty-one percent (51%) or more of the securities having voting power for the election of directors or other governing body of a corporation or fifty-one percent (51%) or more of the general partnership interests or fifty-one percent (51%) or more of the managing membership interests or other ownership interests of any other Person will be deemed to control such Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Annual Permitted Trips” shall mean (a) for the first [****] period following the Commercial Operations Date, [****] Trips within such time period, (b) for the [****] period following the Commercial Operations Date, [****] Trips within such time period, and (c) for the [****] after the Commercial Operations Date and thereafter, [****] Trips for each Contract Year.

“Approved Auditor” shall have the meaning set forth in Section 20.13.2 of this Agreement.

“Base Electric Price” shall mean [****]/kwhr.

“Base Natural Gas Price” shall mean [****]/MMBTU (HHV).

“BOC” shall have the meaning set forth in the preamble to this Agreement.

“BOC Corrective Action Plan” shall have the meaning set forth in Section 9.4.2 to this Agreement.

“BOC Event of Default” shall have the meaning set forth in Section 18.2 to this Agreement.

“BOC Facility” shall have the meaning set forth in the recitals to this Agreement.

“BOC Facility Access Delivery Date” shall mean each of the dates on which BOC shall be given access to the BOC Facility at the time and under the conditions set forth on Schedule 2.3, as such date may be extended by any Force Majeure Event.

Appendix A-1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“BOC Facility Management System” shall have the meaning set forth in Section 20.13.1 of this Agreement.

“BOC Facility Premises” shall have the meaning set forth in the Lease Agreement.

“BOC Facility Turnaround” shall have the meaning set forth in Section 9.2.1 to this Agreement.

“BOC Force Majeure Event” shall mean a Force Majeure Event affecting BOC.

“BOC Group Inc. Financial Statements” shall have the meaning set forth in Section 3.2.6 to this Agreement.

“BOC Group Inc.” shall mean The BOC Group, Inc., a Nevada corporation.

“BOC Group Inc. Guaranty” shall have the meaning set forth in Section 3.4.1 of this Agreement.

“BOC Group plc” shall mean The BOC Group plc, a corporation formed under the laws of the United Kingdom.

“BOC Indemnified Party” shall mean BOC, its Affiliates, and any of its and their officers, directors, agents, employees and Representatives.

“BOC Metering Locations” shall have the meaning set forth in Section 7.2 of this Agreement.

“BOC Pipeline Customer” shall mean any third party customer(s) of BOC other than Sunoco and its Affiliates.

“BOC’s Proportionate Percentage” shall have the meaning set forth in Section 2.3.2(c)(ii) of this Agreement.

“BOC Routine Maintenance” shall have the meaning set forth in Section 9.2.1(a) of this Agreement.

“BOC Scheduled Maintenance” shall have the meaning set forth in Section 9.2.1(a) of this Agreement.

“Btu” or “BTU” shall mean British Thermal Unit(s) which shall mean that amount of heat energy required to raise one pound of water one degree Fahrenheit where the base line is (32°F) thirty-two degrees Fahrenheit; provided, however, that the 1967 steam tables published by ASME, or the latest version thereof, are to be used to determine enthalpy.

“Business Day” shall mean a day that the banks in Toledo, Ohio are open for business and a Business Day shall begin at 8:00 a.m. and end at 4:30 p.m. Eastern Standard time.

“Capital Improvement and Restart Payment” shall have the meaning set forth in Section 2.3.2(b) of this Agreement.

“Claims” shall have the meaning set forth in Section 11.3 of this Agreement.

“COHLDC” shall have the meaning set forth in Section 4.6 of this Agreement.

Appendix A-2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Commercial Operations Date” shall have the meaning set forth in Section 2.3.1 of this Agreement.

“Commissioning Period” shall have the meaning set forth in Section 5.3 of this Agreement.

“Connection Facilities” shall have the meaning set forth in the Construction Agreement.

“Connection Facilities Delivery Date” shall mean the date on which the Connection Facilities, the Utilities and Third Party Utilities shall be available to BOC as set forth on Schedule 2.3.

“Construction Agreement” shall have the meaning set forth in the recitals.

“Construction Period” shall have the meaning set forth in the Construction Agreement.

“Contract Year” shall mean the period of three hundred sixty-five (365) consecutive days beginning on the Commercial Operations Date and on each anniversary thereof.

“Corrective Action Plan” shall mean the BOC Corrective Action Plan, the Management Corrective Action Plan or the Parties’ Corrective Action Plan as set forth in Sections 9.4.2, 9.4.3 and 9.4.4, respectively.

“Creditworthy” shall mean, with respect to a Person, that such Person has outstanding indebtedness that is rated either BBB- or higher by Standard & Poor Company or Baa3 or higher by Moody’s Investment Services, or if such Person has no rated indebtedness outstanding, such Person shall provide an opinion from one of such entities or from a nationally recognized investment banking firm that it could reasonably be expected to obtain such a rating.

“Critical Path Delivery Date” shall mean a BOC Facility Access Delivery Date, the Connection Facilities Delivery Date and the Critical Permit Delivery Date.

“Critical Permit Delivery Date” shall mean the date on which Sunoco shall have obtained those Sunoco Licenses and Permits which are critical to and a condition precedent to BOC’s ability to commence work on the BOC Facility Premises, as such date may be extended by any Force Majeure Event.

“Daily Nomination Rate” shall mean the daily rate at which Sunoco can nominate its hydrogen requirements, which may be revised hour to hour within the technical limitations of the BOC Facility operating ramp rates as established by BOC.

“Dedicated Hydrogen Quantity” shall have the meaning set forth in Section 5.6 of this Agreement.

“Delinquency Rate” shall mean ten percent (10%).

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Electricity” shall mean electricity that meets the specifications set forth in Schedule 4.1.2. All such electricity shall be separately metered.

“Electric Price” shall mean EPIn presented and substantiated by Sunoco on a monthly basis as part of the Feedstock and Utilities summary to be provided pursuant to Section 8.2 of the Agreement.

Appendix A-3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Encumbrance” shall mean any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, encumbrance, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind as respects title to an asset, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

“Excess ROG” shall mean all ROG produced by Sunoco at the Sunoco Refinery less the amount of ROG consumed by Sunoco at the Sunoco Refinery for its low pressure Naphtha and kerosene hydrotreaters.

“Excused Annual Shortfall Period” shall have the meaning set forth in Section 9.2.2(a) to this Agreement.

“Expansion Proposal” shall have the meaning set forth in Section 19.1 of this Agreement.

“Extension Negotiation Period” shall have the meaning set forth in Section 2.2 to this Agreement.

“Facility Charge” or “FC” shall mean a base monthly facility charge in the amounts set forth in Section 5.9.1 of this Agreement.

“Facility Charge Invoice” shall have the meaning set forth in Section 8.1.1 of this Agreement.

“FASB Interpretation No. 46” shall have the meaning set forth in Section 3.2.9.

“Federal Court” shall have the meaning set forth in Section 18.4 of this Agreement.

“Feedstock” shall mean, collectively, Natural Gas, Excess ROG and RFG.

“Feedstock Specifications” shall mean, collectively, Natural Gas Specifications, ROG Specifications and RFG Specifications.

“Force Majeure Event” shall have the meaning set forth in Section 12.1.1 of this Agreement.

“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied throughout the period in question.

“Governmental Authority” shall mean any (a) nation, state, county, city, town, borough, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Governmental Rule” shall mean any law, statute, ordinance, regulation, order, consent decree or agreement, license or permit of any Governmental Authority.

“HHV” shall mean the higher heating value of a fuel where the heat of vaporization of water vapor resulting as a product of combustion is included in the heat of combustion of the fuel.

“Hpur” shall have the meaning set forth in Section 5.10 to this Agreement.

Appendix A-4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Hydrogen” shall mean the gaseous hydrogen produced at the BOC Facility.

“Hydrogen Delivery Point” shall have the meaning set forth in Section 5.12 of this Agreement.

“Hydrogen Specifications” shall have the meaning set forth in Section 5.11.1 of this Agreement.

“Indemnification Caps” shall have the meaning set forth in Section 11.2.1 of this Agreement.

“Indemnified Parties” shall mean a BOC Indemnified Party or a Sunoco Indemnified Party.

“Indemnifying Party” shall mean an indemnifying party, its Affiliates, and its and their respective officers, directors, agents, employees and Representatives.

“Initial Term” shall have the meaning set forth in Section 2.1 of this Agreement.

“Instantaneous” shall mean the instantaneous flow rate which is the measurement basis for steam and hydrogen that will be measured by the product meters and integrated into the DCS control system with such basis to be determined during the DCS configuration stage.

“kscf” shall mean 1000 SCF.

“kwhr” shall mean kilowatt – hour.

“LDC Negotiating Team” shall have the meaning set forth in Section 4.6 of this Agreement.

“Lease Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Losses” shall mean any and all costs, expenses (including reasonable attorneys’ fees and expenses), claims, demands, losses, liabilities, obligations, deficiencies, actions, lawsuits, and other proceedings, judgments and awards.

“Make-Up Water” shall mean make-up water which meets the specifications set forth in Schedule 4.1.2.

“Management Corrective Action Plan” shall have the meaning set forth in Section 9.4.3 of this Agreement.

“Maximum Steam Amount” shall have the meaning set forth in Section 6.1.3 of this Agreement.

“Minimum Hydrogen Quantity” shall have the meaning set forth in Section 5.8 of this Agreement.

“Minimum Steam Quantity” shall have the meaning set forth in Section 6.1.3 of this Agreement.

“MMBTU” shall mean one million (1,000,000) Btus.

“MMSCF” shall mean one million SCF.

“MMSCFD” shall mean one million SCF per day.

“Modified Facility Charge” shall have the meaning set forth in Section 5.9.1(b) of this Agreement.

Appendix A-5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Monthly Netting Invoice” shall have the meaning set forth in Schedule 8.3.

“MSDS” shall have the meaning set forth in Section 5.14 of this Agreement.

“MW” shall mean megawatt.

“Natural Gas” shall mean the natural gas meeting the Natural Gas Specifications specified in Schedule 4.1.2.

“Natural Gas Price” shall mean daily price at of Natural Gas as determined pursuant to Schedule 4.6.

“Natural Gas Specifications” shall mean the specifications for Natural Gas specified in Schedule 4.1.2.

“natural occurrence” shall have the meaning set forth in Section 12.1.1(c)(i) of this Agreement.

“Nomination Bonus Payment” shall have the meaning set forth in Section 9.1.2(b) of this Agreement.

“Nomination Liquidated Damage Payment” shall have the meaning set forth in Section 9.1.2(c) of this Agreement.

“On-Stream Guarantee Bonus Payment” shall have the meaning set forth in Section 9.2.2(b) of this Agreement.

“On-Stream Guarantee Penalty Payment” shall have the meaning set forth in Section 9.2.2(b) of this Agreement.

“Operations Interface Meetings” shall mean meetings held between the appropriate persons at BOC and Sunoco regarding the review of operational matters and any issues related thereto arising under this Agreement.

“Option Reserve Period” shall have the meaning set forth in Section 5.7.1 of this Agreement.

“Party” or “Parties” shall mean a signatory or the signatories to the applicable agreement and its or their successors and permitted assigns, as the case may be.

“Parties’ Corrective Action Plan” shall have the meaning set forth in Section 9.4.4 of this Agreement.

“Parties’ Restart Plan” shall have the meaning set forth in Section 2.3.2(c) of this Agreement.

“Percentage Availability” shall have the meaning set forth in Section 9.1.1 of this Agreement.

“Permitted Assignee” shall mean any Person to which an assignment has been made in accordance with this Agreement.

“Person” shall mean any individual, corporation (including any non-profit corporation), firm, joint venture, general or limited partnership, limited liability company, trust, estate, organization, association, labor union or any other entity or governmental department or agency.

Appendix A-6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Phase I” shall mean the period commencing on or about August 1, 2005 and ending on or about September 30, 2005.

“Phase II” shall mean the period commencing on the date specified by BOC by written notice to Sunoco that the SMR Train 1 is commencing operations (which is expected to be on or about October 1, 2005) and ending on or about December 31, 2005.

“Phase III” shall mean the period commencing on the date specified by BOC by written notice to Sunoco (which is expected to be on or about January 1, 2006) and ending on or about January 30, 2006.

“Phase IV” shall mean the period commencing on the Commercial Operations Date and ending on or about February 28, 2006.

“Phase V” shall mean the period commencing on the date specified by Sunoco by written notice to BOC (which is expected to be on or about March 1, 2006) and ending on or about March 31, 2006.

“Phase VI” shall mean the period commencing on the date on which BOC is ready to commence the supply of Hydrogen and Steam to Sunoco from the BOC Facility in the quantities and specifications set forth in this Agreement for Phase VI (which date shall not be before March 31, 2006) unless otherwise mutually agreed to by the Parties and ending on the termination of this Agreement.

“Plant Extension Period” shall have the meaning set forth in Section 2.3.2(b) of this Agreement.

“Proportionate Percentage” shall have the meaning set forth in Section 2.3.2(c) of this Agreement.

“psia” shall mean pounds per square inch absolute.

“psig” shall mean pounds per square inch gauge.

“Qualified Replacement Operator” shall mean a Person that (i) has substantial, current experience in operating manufacturing plants for the production of Hydrogen and its co-products, and (ii) is Creditworthy.

“Refinery Fuel Gas” or “RFG” shall mean excess saturate refinery fuel gas, meeting the RFG Specifications.

“Refinery Off Gas” or “ROG” shall mean refinery off-gas meeting the ROG Specifications.

“Representative” with respect to a particular Person, shall mean any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Required Elements” shall have the meaning set forth in Section 20.13.1 of this Agreement.

“RFG Specifications” shall mean the specifications for RFG set forth in Schedule 4.1.2.

“RFP” shall have the meaning set forth in Section 4.6 of this Agreement.

“ROG Specifications” shall mean the specifications for ROG, including Excess ROG and Supplemental ROG, set forth in Schedule 4.1.2.

Appendix A-7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“SCF” shall mean standard cubic foot, measured as one (1) cubic foot of gas at a temperature of 60 degrees Fahrenheit and at a pressure of 14.696 psia.

“Site Preparation Costs” shall have the meaning set forth in Section 18.3.4 of this Agreement.

“Softened Water” shall mean softened water which meets the specifications set forth in Schedule 4.1.2. The cost payable by BOC to Sunoco for such softened water shall be [****]/1,000 gallons.

“State Court” shall have the meaning set forth in Section 18.4 of this Agreement.

“Steam” shall mean steam meeting the Steam Specifications produced by the BOC Facility and delivered to the Steam Delivery Point by BOC.

“Steam Charge” shall have the meaning set forth in Section 6.4 of this Agreement.

“Steam Delivery Point” shall have the meaning set forth in Section 6.3 of this Agreement.

“Steam Non-Supply Period” shall have the meaning set forth in Section 6.2 of this Agreement.

“Steam Specifications” shall have the meaning set forth in Section 6.3 of this Agreement.

“Step In Plan” shall have the meaning set forth in Section 9.4.5 of this Agreement.

“Sunoco” shall have the meaning set forth in the preamble to this Agreement.

“Sunoco Capital Improvement and Restart Plan” shall have the meaning set forth in Section 2.3.2(b) of this Agreement.

“Sunoco Competitor” shall mean any Person who owns, has an interest in, operates or manages a refinery.

“Sunoco Event of Default” shall have the meaning set forth in Section 18.1 of this Agreement.

“Sunoco Force Majeure Event” shall mean a Force Majeure Event affecting Sunoco.

“Sunoco Hydrocracker” shall mean Unit 9-2 located at the Sunoco Refinery.

“Sunoco Hydrogen Plant” shall mean Unit 9-1 located at the Sunoco Refinery.

“Sunoco Inc.” shall mean Sunoco, Inc., a Pennsylvania corporation.

“Sunoco Inc. Guaranty” shall have the meaning set forth in Section 3.4.2.

“Sunoco Indemnified Party” shall mean Sunoco, its Affiliates, and any of its and their officers, directors, agents, employees and Representatives.

“Sunoco Licenses and Permits” shall have the meaning set forth in the Construction Agreement

“Sunoco Metering Locations” shall have the meaning set forth in Section 7.2 of this Agreement.

“Sunoco Option” shall have the meaning set forth in Section 5.7.1 of this Agreement.

Appendix A-8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Sunoco’s Proportionate Percentage” shall have the meaning set forth in Section 2.3.2(c)(i) of this Agreement.

“Sunoco Refinery” shall have the meaning set forth in the recitals to this Agreement.

“Sunoco Restart Plan” shall have the meaning set forth in Section 2.3.2(d) of this Agreement.

“Sunoco Turnaround” shall have the meaning set forth in Section 9.2.1(a) of this Agreement.

“Sunoco Turnaround Notice” shall have the meaning set forth in Section 9.2.1(a) of this Agreement.

“Supplemental ROG” shall mean Excess ROG supplied by Sunoco to BOC in volumes greater than [****] MMSCFD.

“Supply Period” shall mean Phase VI.

“Term” shall mean the Initial Term and any Term Extension Period to the extent applicable.

“Term Extension Period” shall mean the period of five (5) consecutive years, ten (10) consecutive years or fifteen (15) consecutive years following the Initial Term, as mutually agreed by the Parties.

“Third Party” shall have the meaning set forth in Section 12.1.1(c)(ii) of this Agreement.

“Third Party Act” shall have the meaning set forth in Section 12.1.1(a)(i) of this Agreement.

“Third Party Plan” shall have the meaning set forth in Section 9.4.5 of this Agreement.

“Third Party Review” shall have the meaning set forth in Section 12.2 of this Agreement.

“Third Party Reviewer” shall have the meaning set forth in Section 12.2 of this Agreement.

“Third Party Utilities” shall mean Make-up Water, Electricity and sanitary discharge with such compositions and specifications as set forth in Schedule 4.1.2 of this Agreement.

“Total Available Hydrogen” shall mean the total quantity of Hydrogen produced at the BOC Facility.

“Total Days of Delay” shall have the meaning set forth in Section 2.3.2(c)(iii) of this Agreement.

“Total Sunoco Days of Delay” shall have the meaning set forth in Section 2.3.2(c)(iii) of this Agreement.

“Trip” shall mean a fifty percent (50%) decrease from current Hydrogen demand for over fifteen (15) minutes.

“Trip Incentive Payment” shall have the meaning set forth in Section 9.3.2 of this Agreement.

“Trip Penalty” shall have the meaning set forth in Section 9.3.1 of this Agreement.

“Trip Penalty Payment” shall mean the payments which may be due Sunoco for Trips, as set forth in Schedule 9.3.1.

Appendix A-9

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“UK GAAP” shall mean U.K. generally accepted accounting principles, consistently applied throughout the period in question.

“Unit Charge” shall have the meaning set forth in Schedule 5.9.3.

“Utilities” shall mean Softened Water, process wastewater, firewater, stormwater and steam during startup and emergency shutdown of the BOC Facility with such compositions and specifications as set forth on Schedule 4.1.2 of this Agreement.

“Utilities Specifications” shall mean the specifications for Utilities set forth on Schedule 4.1.2.

“Variable Interest Entity” shall mean a variable interest entity as defined in Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51.

“Variable Operating Charge” or “VOCt” shall have the meaning set forth in Section 5.9.2 of this Agreement.

“Verification Letter” shall have the meaning set forth in Section 20.13.2 of this Agreement.

“VOCf” shall have the meaning set forth in Section 5.9.2 of this Agreement.

“VOCu” shall have the meaning set forth in Section 5.9.2 of this Agreement.

“Zero Hydrogen Supply” shall have the meaning set forth in Section 9.2.2 of this Agreement.

Appendix A-10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX B

DISPUTE RESOLUTION PROCEDURES

(1) Binding and Exclusive Means. Except as otherwise set forth in Sections 9.4.6 and 18.4 of the Product Supply Agreement to which this Appendix B is attached, the dispute resolution provisions set forth in this Appendix B shall be the binding and exclusive means to resolve all disputes arising under this Agreement (each a “Dispute”); provided, however, that this Appendix B shall not limit any Party’s recourse to courts of competent jurisdiction for injunctive or equitable relief that may be necessary to protect the rights and property of such Party or maintain the status quo during the pendency of the process set forth in this Appendix B.

(2) ADR and Binding Arbitration Procedures. If a Dispute arises, the following procedures shall be implemented (with references to “Parties” meaning the Parties involved in the Dispute):

(a) Any Party may at any time invoke the dispute resolution procedures set forth in this Appendix B as to any Dispute by providing written notice of such action to the other Parties. The disputing Parties within five Business Days after such notice shall schedule a meeting between the Parties to be held in Toledo, Ohio. The meeting shall occur within ten (10) Business Days after notice of the meeting is delivered to the Parties. The meeting shall be attended by representatives of each Party having decision-making authority regarding the Dispute as well as the dispute resolution process. The meeting shall be attended by senior management level personnel of each of the Parties, which persons have not previously been directly engaged in asserting or responding to the Dispute. Such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the Dispute, which negotiations may entail the involvement of and meetings attended by additional senior management level personnel senior to such persons. If such senior management level personnel shall not have negotiated a resolution to the dispute within 60 days of the initial notice of such Dispute, then a meeting attended by either the Chief Executive Officer or a senior executive officer designated by the Chief Executive Officer with full decision-making authority with respect to the Dispute and the dispute resolution process, of each ultimate parent company of each of the Parties shall occur in Philadelphia, Pennsylvania and such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the Dispute before these procedures may be deemed to have been exhausted. If such persons succeed in negotiating a resolution of the Dispute, one or more Parties shall be directed (in as comprehensive detail as reasonably practicable) to take the actions necessary to carry out such resolution. Each Party shall have a commercially reasonable time in which to take such actions, and such period shall automatically be extended if such Party has in good faith and diligently commenced and continued with its actions (a “Cure Period”).

(b) As part of the process set forth in subsection (a), or if following the Cure Period, a Party believes in good faith that a Dispute still exists, the representatives of the Parties shall cooperate in a commercially reasonable manner and shall explore whether techniques such as mediation, minitrials, mock trials or other techniques of alternative dispute resolution might be useful. In the event that a technique of alternative dispute resolution is so agreed upon, a specific timetable and completion date for its implementation shall also be agreed upon. The representatives will continue to meet and discuss settlement until the date (the “Interim Decision Date”) that is the earliest to occur of the following events: (i) an agreement shall be reached by the Parties resolving the Dispute; (ii) one of the Parties shall determine and notify the other Parties in writing that no agreement resolving the Dispute is likely to be reached; (iii) if a technique of alternative dispute resolution is agreed upon, the completion date therefore shall occur without the Parties having resolved the Dispute; (iv) if another technique of alternative dispute resolution is not agreed upon, two full meeting days (or such other time period as may be agreed upon) shall expire without the Parties having resolved the Dispute or (v) 90 days after the date of the original notice.

Appendix B-1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) If, as of the Interim Decision Date, the Parties have not succeeded in negotiating a resolution of the Dispute pursuant to subsection (b), the Parties shall proceed under subsections (d), (e) and (f).

(d) After satisfying the requirements above, such Dispute shall be submitted to mandatory and binding arbitration at the election of any Party involved in the Dispute (the “Disputing Party”). The arbitration shall be subject to the Federal Arbitration Act as supplemented by the conditions set forth in this Appendix B. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the notice of arbitration is served, other than as specifically modified herein. In the absence of an agreement to the contrary, the arbitration shall be held in Washington, DC. The Arbitrators (as defined below) will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the procedures established for the arbitration. During the pendency of the Dispute, each Party shall make available to the Arbitrators and the other Parties all books, records and other information within its possession and control requested by the other Parties or the Arbitrators subject to the confidentiality provisions contained herein. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the Arbitrators may limit the scope of discovery between the Parties as may be reasonable under the circumstances. In deciding the substance of the Parties’ claims, the laws of the State of Ohio shall govern the construction, interpretation and effect of this Agreement, without giving effect to any conflicts of law principles. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each Party involved in the Dispute being allocated an equal amount of time for the presentation of its case. Unless otherwise agreed to by the Parties, the arbitration hearing shall be conducted on consecutive days. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the Arbitrators and the Parties.

(e) The Disputing Party shall notify the American Arbitration Association (“AAA”) and the other Parties in writing describing in reasonable detail the nature of the Dispute (the “Dispute Notice”). Each Party to the dispute shall select one arbitrator (the “Selected Arbitrators”) within fifteen (15) days of the date of the Dispute Notice from the members of a national panel of arbitrators of the AAA. The Selected Arbitrators shall then jointly select a third arbitrator (together with the Selected Arbitrators, the “Arbitrators”) from the members of a panel of arbitrators of the AAA or, if the AAA fails or refuses to provide a list of potential arbitrators, of the Center for Public Resources, and such Arbitrator shall be experienced in commercial arbitration and the operation and management of commodity chemical businesses and industrial gases. In the event that the Selected Arbitrators are unable to agree on the selection of the third Arbitrator, the AAA shall select the third Arbitrator, using the criteria set forth in this Appendix B, within thirty (30) days of the date of the Dispute Notice. In the event that any Arbitrator is unable to serve, his or her replacement will be selected in the same manner as the Arbitrator to be replaced. The vote of two of the three Arbitrators shall be required for any decision under this Appendix B. During the pendency of the Dispute (i) all costs and expenses incurred by a Party in connection with the Dispute that are required to be paid shall be paid by the Party that incurs such cost and (ii) each Party shall pay an equal share of the costs and expenses of the Arbitrators; provided, however, that all costs and expenses (including the Arbitrators’ and attorneys’ fees and expenses) of the prevailing Party will be borne by the non-prevailing Party and the non-prevailing Party shall reimburse the prevailing Party for any costs it incurred during the pendency of the Dispute, provided that the award of the Arbitrators specifies (and the Arbitrators are hereby instructed and authorized to so specify if in their determination such specification is feasible) that a Party has prevailed with respect to a preponderance of the Disputes determined by the Arbitrators. If there is no specified prevailing Party, the Arbitrators shall have the authority and discretion to assess the costs and expenses of the arbitration proceeding against all of the Parties as the Arbitrators deem appropriate although the Arbitrators shall not be required to do so.

Appendix B-2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) The Arbitrators shall decide all Disputes and all substantive and procedural issues related thereto, and shall enforce this Agreement in accordance with its terms, including the remedies provided in this Agreement. Without limiting the generality of the previous sentence, the Arbitrators shall have the authority to issue injunctive relief; however, the Arbitrators shall not have any power or authority to (i) award consequential, special, or indirect damages or (ii) amend this Agreement. The Arbitrators shall render the arbitration award, in writing, within twenty (20) days following the completion of the arbitration hearing, and shall set forth the reasons for the award. In the event that the Arbitrators award monetary damages in favor of either Party, the Arbitrators must certify in the award that no consequential, special or indirect damages have been awarded. If the Arbitrator’s decision results in a monetary award, the interest on such award shall accrue on the award at the Delinquency Rate, compounded quarterly, until such amount, together with all accrued but unpaid interest thereon, are paid in full. The arbitration award shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction and may not be appealed, except to the extent permitted by the Federal Arbitration Act.

(g) If the issue of whether a breach of this Agreement or whether one of the Parties was entitled to exercise remedial rights is in Dispute, the non-prevailing Party shall have a commercially reasonable period of time to cure the default or circumstance before the prevailing Party shall be entitled to exercise such remedial rights; provided, however, that interest on any past due invoiced amounts will continue to accrue during such cure period. The Arbitrator shall include the time in which the non-prevailing Party must complete such cure in its award.

(3) Continuation of Business. Notwithstanding the existence of any Dispute or the pendency of any procedures pursuant to this Appendix B, the Parties agree and undertake that all payments shall continue to be made and that all obligations shall continue to be performed under the Agreement.

Appendix B-3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX C

CONFIDENTIALITY PROVISIONS

For purposes of this Appendix C, “Confidential Information” shall mean (i) all information relating to the business of a Party including, but not limited to, any and all specifications, know-how, data, financial, technical and other confidential information in any form or media disclosed by one Party during the term of this Agreement regardless of whether such information was in existence as of the date of this Agreement; and (ii) specific provisions of this Agreement (including certain terms therein) as more fully identified on Appendix C-I attached hereto (but subject to the specific limitations or qualifications set forth thereon); provided, however, that the Parties agree that any information described in this clause (ii) which relates solely to a particular Party shall not be deemed Confidential Information with respect to that Party and may be disclosed by that Party.

In consideration of one Party (the “Disclosing Party”) disclosing Confidential Information to another Party (the “Receiving Party”), each Party acknowledges that the Confidential Information which it receives will be treated as strictly confidential.

Confidential Information shall not include information that: (i) is by reasonable proof in the possession of the Receiving Party on or prior to the date of receipt; or (ii) is or becomes public knowledge other than by default on the part of the Receiving Party; or (iii) is lawfully obtained by the Receiving Party from a third party having no duty of confidence to the Disclosing Party in respect of the Confidential Information; or (iv) is developed independently by the Receiving Party without specific knowledge of disclosure as shown by tangible evidence; or (v) subject to the following paragraph, is required to be disclosed by law or rules of any stock exchange.

In the event that either Party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the other party, the party requested to provide such information (the “Requested Party”) agrees that it will provide the other party (the “Other Party”) with prompt notice of such request or requirement and shall consult in good faith with the Other Party in order to address such request and to cooperate with the Other Party in order to obtain confidential treatment for such Confidential Information or to waive compliance in whole or in part, with the terms of this Confidentiality Agreement. If and to the extent that after the foregoing notice and consultation, in the absence of a receipt of a waiver or agreement under this Confidentiality Agreement, the Requested Party or its representatives are, in the opinion of the Requested Party’s counsel, under an obligation to disclose Confidential Information or will risk being liable for contempt, suffer censure, incur a penalty or violate applicable laws or regulations in the event the Confidential Information is not so disclosed, the Requested Party and its representatives may disclose such Confidential Information without liability to the Other Party under this Confidentiality Agreement.

Confidential Information shall at all times be and shall remain the property of the Disclosing Party and shall be used by the Receiving Party only in connection with the performance of this Agreement. No Party shall develop any projects on its own based on any Confidential Information obtained or shared during the course of its discussions with each other.

A Party shall not, except with the written consent of the Disclosing Party: (i) disclose Confidential Information which it has received except to its Representatives or contractors (including prospective contractors who have been requested to provide offers of service) on a need-to-know basis and then only provided that such persons are subject to confidentiality obligations at least as stringent as those contained in this Agreement; or (ii) make use of the Disclosing Party’s Confidential Information in

Appendix C-1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any manner so as to obtain any benefit, right or privilege for itself or for any other person that would not have been available but for it having access to the Confidential Information.

The Receiving Party shall not make any copies or reproductions of the Confidential Information without the written consent of the Disclosing Party, except that a Receiving Party may make copies for its Representatives on a need-to-know basis and then only provided that such persons are subject to confidentiality obligations at least as stringent as those contained in this Agreement. At the Disclosing Party’s request, the Receiving Party will immediately return all copies, notes, transcriptions and records of Confidential Information and erase all records of Confidential Information in any computer or like machine. The return of the Confidential Information will not diminish or otherwise affect any other obligations under this Agreement.

No right or license is conveyed or intended to be conveyed to the Receiving Party except for the limited right to use the Confidential Information for the Receiving Party’s performance of its obligations under this Agreement.

The confidentiality obligations set forth on this Appendix C and incorporated by reference into the Agreement shall extend for the term of the Agreement and for a period of five (5) years thereafter.

No Party makes any representation or warranty, express or implied as to the accuracy or completeness of the Confidential Information. Confidential Information is not intended to provide the sole basis for any decision and the Parties agree they must determine the relevance of the Confidential Information. In addition, no Party shall have any liability to the other Party (including without limitation liability for loss of profits, interest or use or other consequential, incidental, indirect or special damages) for any losses or damage suffered by another Party as a result of any use or reliance upon the Confidential Information of the former Party.

Each Party represents and warrants that it has full right to disclose its Confidential Information hereunder.

Appendix C-2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX C-I

CONFIDENTIAL PROVISIONS OF THE PRODUCT SUPPLY AGREEMENT

Subject to the specific limitations and qualifications set forth herein, the following provisions of the Product Supply Agreement or certain terms thereof shall be deemed to be, and included in the definition of, Confidential Information for purposes of Appendix C:

1.	The dates and number of months set forth in Section 2.2;

2.	The dates and number of days set forth in Section 2.3;

3.	Clause (b) of Section 3.4.1;

4.	Section 4.1.1(b);

5.	The reference to [****] MMSCFD set forth in the first sentence of Section 4.2, and the last sentence of Section 4.2;

6.	The time periods set forth in Section 4.6, and the last two sentences of Section 4.6;

7.	The definition of Dedicated Hydrogen Quantity set forth in Section 5.6;

8.	The definition of Option Reserve Period and Additional Hydrogen Volume set forth in Section 5.7.1 and the reference to calendar year [****] set forth in Section 5.7.1;

9.	The definition of Minimum Hydrogen Quantity set forth in Section 5.8;

10.	The amount of the Modified Facility Charge, the amount of the Facility Charge, and the formula for the monthly escalation set forth in Section 5.9.1;

11.	The amount of the Variable Operating Charge, the amount of the VOCf and the VOCu, and the formula for adjustment forth in Section 5.9.2;

12.	The adjustment formula to the VOCf set forth in Section 5.10;

13.	The volumes of Steam set forth in Section 6.1.2;

14.	The definitions of Maximum Steam Amount and Minimum Steam Quantity set forth in Section 6.1.3;

15.	The dollar amounts, percentages, time periods and figures set forth in Section 9.1, 9.2.2 and 9.3;

16.	The dollar amounts of insurance or limits set forth in Section 10.1;

17.	The definition of Per Occurrence Indemnification Cap and Contract Year Indemnification Cap set forth in Section 11.2.1;

18.	Section 12.1.1(b);

19.	The time periods, the extension term and the reference to 180 days set forth in Sections 12.3 and 12.4;

Appendix C-3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.	Section 17.1; provided, however, that the Parties agree that this provision shall not be Confidential Information with respect to a potential assignee in the event that Sunoco desires to assign the Agreement in accordance with Section 17.1;

21.	Section 18.3.1(c);

22.	The prices set forth in the definitions for “Base Electric Price,” “Base Natural Gas Price,” and “Softened Water,”;

23.	The number of trips in the definition of “Annual Permitted Trips;”

24.	The dates set forth in the definitions of Phase I, Phase II, Phase III, Phase IV, Phase V and Phase VI;

25.	The reference to [****] MMSCFD set forth in the definition of “Supplemental ROG;”

26.	Schedules 2.2; 4.1.1., 4.3.1; 4.3.3; 4.3.4; 4.6; 5.9.3; 6.4; 8.3 (information relating to pricing); 9.1; 9.3.1 and 18.3.4.

Appendix C-4

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SCHEDULE 2.2

PROTOCOL FOR RENEWAL TERMS

[****]

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[****]

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SCHEDULE 2.3

SITE PREPARATION PLAN

Milestone Activity	Date To Be Achieved
Areas A, B and C ready for mobilization	August 6, 2004

Environmental and Construction Permits and Licenses to be obtained by Sunoco	As required

Access to and Sunoco work complete in Area D	September 20, 2004 (1)

Access to and Sunoco work complete in Area F	October 1, 2004(1)

Access to and Sunoco work complete in Area E	October 25, 2004(1)(2)(3)

Availability of All Utilities, Third Party Utilities and Connection Facilities (“Connection Facilities Delivery Date”)	July 1, 2005

In the event Sunoco elects to complete parts of the site preparation work in advance of the Access to BOC Facility premises date of September 20, 2004, subject to Sunoco’s agreement, BOC will be permitted on the BOC Facility site to initiate BOC Site Preparation work as outlined in the Construction Agreement.

Area A:	Parking
Area B:	Staging Area Daily Road and Wells Road
Area C:	Staging Area Wells Road and Kumnick Road and staging area along Eastern Avenue
Area D:	Approximately half of BOC main facility construction area where tank 161 was located
Area E:	Part of main BOC Facility construction area where the electrical feeder cable has to be relocated
Area F:	Approximately half of the BOC main facility construction area where tank 162 was located.

(1)	Each of these dates shall be referred to as a “BOC Facility Access Delivery Date.”
(2)	This shall be the date on which Sunoco has completed all work on the BOC Facility Premises.
(3)	Subject to the stability of the berm supporting the cable, Sunoco will excavate the north berm in advance of October 25, 2004 where BOC requires excavation for the main project foundations.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4.1.1

FEEDSTOCK AND UTILITIES QUANTITIES

[****]

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SCHEDULE 4.1.2

FEEDSTOCK AND UTILITIES SPECIFICATIONS

1.	Hydrogen Plant Feed Gas

The BOC Facility is designed to operate with a mixed feed that incorporates two streams of Refinery Off Gas (ROGa and ROGb) in the quantities and compositions listed in the table below, supplemented with natural gas. The quantities in the table reflect the expected supply of each stream during normal operation.

Parameter	ROGa	ROGb	Units
Temperature (max)	[****]	[****]	°F
Pressure (minimum)	[****]	[****]	psig
Higher Heating value (HHV)	[****]	[****]	Btu/scf
Lower Heating value (LHV)	[****]	[****]	Btu/scf
Composition, dry basis (unless noted)
H2	[****]	[****]	mole	%
N2	[****]	[****]	mole	%
Ar	[****]	[****]	mole	%
CO2	[****]	[****]	mole	%
CH4	[****]	[****]	Mole	%
C2H4	[****]	[****]	Mole	%
C2H6	[****]	[****]	Mole	%
C3H8	[****]	[****]	mole	%
C4H8	[****]	[****]	mole	%
i-C4	[****]	[****]	mole	%
n-C4	[****]	[****]	mole	%
i-C5	[****]	[****]	mole	%
n-C5	[****]	[****]	mole	%
C6s	[****]	[****]	mole	%
C7	[****]	[****]	mole	%
Chlorides (maximum)
H2S (maximum)	[****]	[****]	ppmv

•	MMSCFD = Million Standard Cubic Feet per Day measured at 60°F and 14.696 psia

•	The minimum hydrogen concentration of the blended Sunoco ROG provided to BOC will be [****] mol%. Design basis for ROG is [****]MMSCFD at average [****]% hydrogen.

•	Any hydrocarbon that does not flash and exists as liquid at 25 psig and ambient temperature cannot be present in the ROG.

•	Sunoco shall provide BOC a signal indicating the quantity of H2S in the ROG feed streams as well as additional signals indicating a potential excursion for H2S levels

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	Hydrogen Plant Fuel/Feed

The properties of the RFG to be provided to BOC for use as hydrogen plant fuel make-up and hydrogen plant feed gas is as specified below. The Natural Gas below may be used as feed or fuel for the BOC Facility.

Stream Quality	RFG	Natural Gas	Units
Temperature (maximum)	[****]	80	°F
Pressure (minimum)	[****]	90	Psig
Higher Heating value (HHV)	[****]	1018.67	Btu/scf
Lower Heating value (LHV)	[****]	919.48	Btu/scf
Composition, mole% dry basis (unless noted)
CH4	[****]	92.00	Mole	%
C2H6	[****]	3.50	mole	%
C2H4		0.0	mole	%
C3H8	[****]	0.75	mole	%
C3H6		0	mole	%
Butenes
i-C4H10	[****]	0.10	mole	%
n-C4H10	[****]	0.15	mole	%
i-C5H12	[****]	0.03	mole	%
n-C5H12	[****]	0.03	mole	%
C6	[****]	0.02	mole	%
C7	[****]	0.01	mole	%
N2	[****]	2.60	mole	%
H2	[****]	0.02	mole	%
Ar	[****]	0.02	mole	%
He	[****]	0.02	mole	%
CO2	[****]	0.75	mole	%
H2S	[****]	0.08	ppmv
H2S, design	[****]	5.0	ppmv
Total Sulfur as H2S	[****]	0.92	lbs/MMSCF

•	MMSCFD = Million Standard Cubic Feet per Day measured at 60°F and 14.696 psia

•	Any hydrocarbon that does not flash and exists as liquid at [****] psig and ambient temperature cannot be present.

•	H2S level in the Sunoco RFG is assumed to be typically less than [****] ppm and not to exceed instantaneous levels of [****] ppm. BOC will accept RFG with [****]ppm of H2S levels for a maximum of thirty (30) days per calendar year. Sunoco shall provide BOC a signal indicating the quantity of H2S in the RFG feed stream as well as additional signals indicating a potential excursion for H2S levels.

•	The RFG composition above represents a yearly average. The propane content in the RFG may go up to approximately [****]% at times when the ambient temperature is in excess of [****]° F and down to [****]% when the temperature is lower than [****]° F.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	Utility specifications and consumptions

Electric Power

[****]

Make-Up Water

The requirements for the BOC Facility, excluding firewater, have been designed using the city water as provided in the following table. This water will be used for all Make-Up Water needs, including potable water, safety showers, service water and cooling tower makeup. It has been assumed that the firewater loop will tie into the existing Sunoco firewater main.

Water Consumption (gpm)	50

Water Quality

Design Parameter	Value	Unit
Pressure (Battery Limit)	45	Psig
Temperature (Battery Limit)	45-65	°F
Conductivity	Average Range	235 170-435	µmho
TDS	Average Range	157 113-290	Ppm
M-Alkalinity	Normal Range	42 48-55	Ppm
Total Hardness, as CaCO3,	Average Range	218 135-253	Ppm
Chlorine	Average Range	40 31-99	Ppm
Ca Hardness, as CaCO3	Average Range	120 93-195	Ppm

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Softened Water

	Units		Value
Conductivity	Micromho/cm		<650
pH at 25 °F	-		9-10.5
Sodium	mg/l		<132
Oxygen	mg/l		<0.005
Total Iron	mg/l		<0.01
Total Copper	mg/l		<0.01
Silica (as SiO2)	mg/l		<4.5
Chlorides (as Cl-)	mg/l		<40
Hardness	mg/l		<0.5
Organic Material	mg/l	1	<3 mg/l KMnO4
		2	<0.2 mg/l oil
		3	<0.1 mg/l Total Organic Carbon
Appearance			Clear and Colorless

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SCHEDULE 4.3.1

PHASE I EXCESS ROG SUPPLY

[****]

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SCHEDULE 4.3.3

SUPPLEMENTAL ROG

[****]

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SCHEDULE 4.3.4

CREDIT FOR SUPPLY OR DELIVERY OF UTILITIES AND THIRD PARTY UTILITIES

[****]

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SCHEDULE 4.6

NATURAL GAS PURCHASING AND PRICING METHODOLOGY

[****]

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SCHEDULE 5.9.3

UNIT CHARGE FOR ADDITIONAL HYDROGEN VOLUME

[****]

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[****]

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[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

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SCHEDULE 5.11.1

HYDROGEN SPECIFICATIONS

The BOC Facility will be designed to deliver Hydrogen at the BOC Plant Battery Limit at the quality listed in the table below.

H2 Quality	Value		Units
Product Pressure (minimum)	330		psig
Temperature (maximum)	120		ºF
Purity (typical)
H2	99.9		mole%
N2 + Ar	<100	*	ppmv
CO	<10		ppmv
CO2	<10		ppmv
H2O dewpoint	<-80		ºF
O2	<2		ppmv

*	ACTUAL PURITY IS DEPENDENT ON AMOUNT OF NITROGEN IN NATURAL GAS FEED BUT LIMIT IN TABLE IS CONSISTENT WITH DESIGN NATURAL GAS COMPOSITION.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.12

HYDROGEN DELIVERY POINT

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EDISON TOWER
METERING PIT
KUMNICK ROAD
BLDG
"A"
TK-11002
TK-11003
TK-11004
TK-11005
J-11002
J-11003
JC-106 DIGESTER
BLOWERS
CONT. BLDG
WELLS ROAD
EASTERN AVENUE
TK-197
TK-6033
MICROBLENDER BLDG.
MOTOR CONT. BLDG
LINDE BOC PROCESS PLANTS LLC
BOC
PLANT LAYOUT
BOC HYDROGEN PLANT TOLEDO

..\07_Drawings\LZP-001-A.DGN 07/01/2004 08:23:23 AM

PROPERTY LINE

SCH 3.1.1 GROUND LEASE

SCH 5.12 PROD. SUPPLY AGREE.

A- BOC PREMISE

B- SUNOCO RESERVED BOC FACILITY PREMISE RIGHTS

C- HYDROGEN DELIVERY POINT

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.15

FORECASTS AND NOMINATING PROCEDURES FOR HYDROGEN

The following are general nominating procedures/guidelines established for Hydrogen and it is expected BOC and Sunoco will meet approximately six (6) months prior to Phase II to mutually agree upon more comprehensive guidelines and protocols which will establish the operating procedures and protocols between the Parties. These established procedures will be revised as required during the Supply Period.

1. Ten days prior to the last day of each month, Sunoco will provide its estimate of the Daily Nominating Rate outlining the demand for Hydrogen for the coming month.

2. At least 24 hours prior to each week (8 am Monday or as otherwise agreed), Sunoco will update its Daily Nomination Rate estimate to provide the demand for Hydrogen (expressed as instantaneous hourly flow rates) for that week.

3. In order to allow the BOC Facility to safely ramp up or down, as referenced below, based on Sunoco’s nomination of Hydrogen, Sunoco will give as much notice as is practicable (in such form as may be agreed by the Parties).

(a) If the BOC Facility is in cold condition, 38 hours for minimum Hydrogen production.

(b) If the BOC Facility is warm (i.e., reformer warm with correct process temperatures), 10 hours for minimum Hydrogen production.

(c) If the BOC Facility is running: 1 hour for every 10% change in Hydrogen production.

(d) If the BOC Facility is running, 12 hours for Hydrogen demand to be reduced to zero.

BOC shall use commercially reasonable efforts to accommodate shorter periods of notice where possible.

Sunoco acknowledges and agrees that the Steam available from the BOC Facility is dependent on the Hydrogen production, and that the Steam available will vary according to the Steam production versus Hydrogen production curves provided by BOC.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 6.3

STEAM SPECIFICATIONS

BOC’s Facility will be designed to deliver Steam at the BOC Plant Battery Limit as a co-product. This Steam will be delivered into the Connecting Facilities; and the quality of steam at the BOC Plant Battery Limit is defined below including minimum and maximum limits for key parameters.

Design Steam Conditions	Minimum	Normal	Maximum	Units
Pressure	450	450	480	psig
Temperature	550	550	700	ºF

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SCHEDULE 6.4

STEAM CHARGE

[****]

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SCHEDULE 8.3

BILLING METHODOLOGY/CALCULATIONS

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 9.1

NOMINATION BONUS PAYMENT AND

NOMINATED LIQUIDATED DAMAGE PAYMENT EXAMPLE

Assume that “Year X” has ten days total of scheduled turnarounds and BOC’s supply profile is as summarized in the table below.

Sunoco Nomination, H2 MMSCFD	BOC Supply, H2 MMSCFD	BOC Supply, H2 purity%	Number of days
	Scheduled Maintenance		10
[****]	[****]	[****]	278
[****]	[****]	[****]	60
[****]	[****]	[****]	2
[****]	[****]	—	[****]
[****]	[****]	[****]	9

		Total Days	365

Nomination Performance Guarantee

* For purposes of the table above and the following calculation, the daily Hydrogen supplied by BOC can not exceed the daily Hydrogen nominated by Sunoco for purposes of the annual calculation of the Percentage Availability.

Percentage Availability	=	Total Hydrogen supplied by BOC

Total Nominations of Hydrogen

	=	[****]

[****]

	=	[****]

Penalty payment	=	[****]

	=	[****]

Excused Volume Shortfall

Hours of zero Hydrogen supply = [****]

Excused non performance = [****] hours per year

Penalty Payment = [****]

= [****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Trip Guarantee (see also Schedule 9.1.3)

Trips = [****]

Incentive payment to BOC [****]

Price Adjustment for Non-Conforming Hydrogen

Delta VOCf	=	[****]

	=	[****]

Total kscf no conforming	=	[****]

Total Price Adjustment	=	[****]

	=	[****]

Total Penalty payment to Sunoco	=	[****]

	=	[****]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 9.3.1

TRIP PENALTY/INCENTIVE PAYMENTS

A.	First Contract Year

The	table below summarizes the incentive and penalty payments related to Trips during the first Contract Year.

First [****] Trips	Trip Payment
[****]	Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****] per Trip

Second [****] Trips	Trip Payment
[****]	Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****] per Trip

Annual Incentive	Incentive Payment
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]

Example:

1)	If during the first [****] BOC has [****] Trips, and the second [****] BOC has [****] Trip, the total Trip Penalty Payment made to Sunoco for such Contract Year would be [****].

2)	If during the first [****] BOC has [****] Trips, and the second [****] BOC has [****] Trip, the total Incentive Payment made to BOC for such Contract Year would be [****].

3)	If during the first [****] BOC has [****] Trips, and the second [****] BOC has [****] Trips, the total Trip Penalty Payment made to Sunoco for such Contract Year would be [****].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.)	If during the first [****] BOC has [****] Trips and the second [****] BOC has [****] Trips the total Incentive Payment made to BOC for such Contract Year would be [****]

B.	The table below summarizes incentive and penalty payments related to Trips for the second Contract Year and thereafter.

Annual Trips	Trip Payment
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Incentive Payment of [****]
[****]	Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****]
[****]	Additional Penalty Payment of [****] per Trip

Examples:

1)	If there are [****] Trips in any Contract Year (other than the first Contract Year), the total Trip Penalty Payment made to Sunoco for such Contract Year would be [****]. This penalty payment amount represents the sum of [****] for the first [****] Trips, plus [****] for the [****] Trip, plus [****] for the [****] Trip and [****] for the [****] Trip. Each Trip Penalty Payment is payable in accordance with the terms set forth in Section 9.3.3 of the Agreement.

2)	If there are [****] Trips in any Contract Year (other than the first Contract Year), the total Trip Bonus Payment made to BOC for such Contract Year would be [****], payable in accordance with the terms set forth in Section 9.3.3 of the Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 18.3.4

ESTIMATE OF SITE PREPARATION COSTS

Electrical	$818,000
Entrances	$160,00
Dike Containment	$232,000
Site Removal	$308,000
Environmental	$36,000

TOTAL	$1,554,000

The cost estimate represents a plus or minus 30%.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 20.13.1

SUNOCO FACILITY MANAGEMENT SYSTEMS

HES&OI ELEMENTS	REQUIREMENTS
Policy

•      Top management must develop policy which contains a commitment to compliance, pollution prevention and continuous improvement

•      The policy must be communicated to all employees

•      The policy must be reviewed by management annually to evaluate relevance to business and external issues

Expectations

•      Top Management must develop and implement a Safety Management System which must address HES and Operations Integrity standards and requirements

•      Top Management must lead by example through active participation in the process

•      Top Management must provide the resources necessary to implement expectations

•      The expectations must be broadly and frequently communicated to all employees

Aspect/Hazard Identification and Risk Ranking

•      Develop a Risk Analysis Program that systematically identify those aspects (hazards or risks) of deliverables, services and operations that have a health, environmental, safety or operations integrity impact and assess their significance in terms of potential impact and review prevention and mitigating measures for the continual management of risks

•      Incorporate Sunoco’s product stewardship principles into overall HES&OI approach

•      Legal and Other Requirements must be addressed when considering aspects

Legal & Other Requirements

•      Utilize a defined process for identifying, tracking, interpreting, communicating, and providing guidance to implement legal and other requirements to which the contractor subscribes

•      System must be in place to manage changes to Legal and Other Requirements

Objectives, Targets & Management Programs

•      Establish objectives and targets based on identified significant aspects and legal and other requirements

•      Develop management programs to meet objectives and targets

•      Monitor programs and take actions to ensure objectives and targets are being met consistent with a continuous improvement process

Structure and Responsibility

•      Define, HES&OI roles and responsibilities for all positions

•      Utilize organization charts to identify personnel having HES & OI performance and regulatory compliance responsibilities

•      Assign applicable HES&OI Management Representative

•      Active leadership and participation by management

•      Provide resources essential for implementation, control and maintenance of the Management System

Training, Awareness & Competence	• Conduct training assessments to identify competencies required to satisfactory perform the job requirements • Develop training programs to impart the competencies

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•      Conduct the training programs in a systematic fashion

•      Check to determine if competencies have been achieved and evaluate overall training effectiveness

•      Maintain training records

•      Establish a process for ensuring compliance with training program

Communications

•      Establish processes to communicate HES & OI policy, expectations, aspects, objectives and targets and HES & OI roles and responsibilities to employees

•      Establish ongoing programs for community education and establish procedures for receiving, documenting and responding to inquiries from external sources

Documentation/Document Control	• Document all HES & OI processes and procedures • Establish a systematic process for document approval and control

Operational Control

•      Establish operational controls for each 1) legal and other requirements and 2) significant aspect (hazards or risks)

•      Establish a process(es) to manage change that can have an HES&OI and Legal impact beyond traditional MOC

•      Define a compliance assurance process

Emergency Response	• Establish and maintain plans to respond to and mitigate HESS & OI emergencies • Conduct drills to test procedures • Review and/or revise procedures for continuous improvement

Monitoring & Measurement

Establish procedures to :

•      Monitor progress toward achieving objectives and targets

•      Monitor compliance with legal and other requirements

•      Monitor significant aspects

•      Monitor relevant operational controls

•      Monitor HESS&OI performance of employees

•      Perform calibration checks on HESS&OI monitoring devices

Non-Conformance and Corrective and Preventative Action

•      Develop a Corrective and Preventative Action Program which includes conducting investigations, determine root causes, communicating results of investigations, and reporting incidents of non-conformance (any deviations from HES&OI requirements)

•      Take corrective and preventative action

•      Track progress of corrective and preventative action

Records Control	• Develop Master Records List • Establish records retention schedule • File, maintain and destroy records per Company’s internal Management System records specifications

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “[****]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Audits, Assessments and Self-Assessments

•      Develop processes for conducting independent compliance audits and Management System assessments along with schedules

•      Develop standard protocols for conducting audits and assessments

•      Establish and conduct annual self-inspections

•      Conduct quality review of the Management System Programs by a 3rd party every 5 years

•      Establish clear auditing processes or procedures that identify how auditors are selected

Management Review	• Senior Management – conduct an annual review of Management System and document the review and agreed upon improvements to the Management System